NL INDUSTRIES, INC.
16825 NORTHCHASE DRIVE, SUITE 1200
HOUSTON, TEXAS 77060



                                 March 29, 1996



Dear Shareholder:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders of NL Industries, Inc., which will be held on Wednesday, May 8, 1996, at 10:00 a.m. (local time) at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. In addition to the matters to be acted upon at the meeting, which are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement, we will report on the Company. I hope that you will be able to attend.

     Whether or not you plan to be at the meeting, please complete, date, sign and return the proxy card or voting instruction form enclosed with this Proxy Statement promptly so that your shares are represented at the Meeting and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the Meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with NL's By-laws.


                                   Sincerely,





                                   J. Landis Martin
                                   President and Chief Executive Officer








                               NL INDUSTRIES, INC.
                       16825 NORTHCHASE DRIVE, SUITE 1200
                              HOUSTON, TEXAS 77060

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 8, 1996

To the Shareholders of NL Industries, Inc.:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of NL Industries, Inc., a New Jersey corporation (the "Company" or "NL"), will be held on Wednesday, May 8, 1996, at 10:00 a.m. (local time) at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

     1. To elect seven directors to serve until the 1997 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     2. To consider and vote on a proposal to approve the Company's Variable Compensation Plan;

     3. To consider and vote on a proposal to approve certain amendments to the Company's 1989 Long Term Performance Incentive Plan; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors of the Company set the close of business on March 14, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of record of NL's common stock, $.125 par value per share ("Common Stock"), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The Company's stock transfer books will not be closed following the Record Date.

     You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and mail the enclosed proxy card or voting instruction form promptly so that your shares may be represented and voted at the Annual Meeting. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may vote in person at the Annual Meeting even though you previously submitted your proxy.

                                   By order of the Board of Directors,



                                   David B. Garten
                                   Vice President, Secretary and General Counsel


Houston, Texas
March 29, 1996
                               NL INDUSTRIES, INC.
                       16825 NORTHCHASE DRIVE, SUITE 1200
                              HOUSTON, TEXAS 77060

                                 PROXY STATEMENT


                               GENERAL INFORMATION

     This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of NL Industries, Inc., a New Jersey corporation (the "Company" or "NL"), for use at the Company's 1996 Annual Meeting of Shareholders to be held at 10:00 a.m. (local time) on Wednesday, May 8, 1996, at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card or voting instruction form were first mailed to the holders of the Company's common stock, $.125 par value per share ("Common Stock"), on or about April 4, 1996.

                            PURPOSE OF ANNUAL MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon (i) the election of seven directors to serve until the Company's 1997 Annual Meeting of Shareholders and until their successors are duly elected and qualified, (ii) a proposal to approve the Company's Variable Compensation Plan (the "Variable Compensation Plan"), (iii) a proposal to approve certain amendments to the Company's 1989 Long Term Performance Incentive Plan (the "Incentive Plan Amendments"), and (iv) such other business as may properly come before the Annual Meeting. The Company is not aware of any business to come before the Annual Meeting other than the matters described in items (i) through
(iii) above.


                  QUORUM AND VOTING RIGHTS; PROXY SOLICITATION

     The presence in person or by proxy of the holders of a majority of the votes represented by the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Director nominees will be elected by a plurality of the votes cast. Except as may be provided in the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), any other matter that may be submitted to a shareholder vote, including the approval of the Variable Compensation Plan and the Incentive Plan Amendments, will require the affirmative vote of a majority of the votes cast at the Annual Meeting. Shares of Common Stock that are voted to abstain from business coming before the Annual Meeting and broker/nominee non-votes will be counted as being in attendance at the Annual Meeting for purposes of determining whether a quorum is present, but will not be counted as votes for or against any matter coming before the Annual Meeting. The accompanying proxy card provides space for a shareholder to withhold voting for any or all nominees for the Board of Directors. Because director nominees must receive a plurality of the votes cast at the Annual Meeting, a vote withheld from a particular nominee will not affect the election of that nominee.

     The record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 14, 1996 (the "Record Date"). As of the Record Date, there were issued and outstanding 51,094,469 shares of Common Stock, each of which is entitled to one vote on all matters that come before the Annual Meeting. Valhi, Inc. ("Valhi"), a diversified company engaged in the chemicals, refined sugar, building products and other industries, and Tremont Corporation ("Tremont"), a titanium metals producer, held approximately 54% and 18%, respectively, of the outstanding shares of the Common Stock as of the Record Date and have indicated their intention to have their shares represented at the Annual Meeting. Both Valhi and Tremont are affiliates of Contran Corporation ("Contran"). See "Security Ownership" and "Election of Directors." If the shares of Common Stock held by Valhi and Tremont together or the shares of Common Stock held by Valhi alone are represented at the Annual Meeting, a quorum will be present.

     All shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted (i) "FOR" the election of the seven nominees for director, (ii) "FOR" approval of the Variable Compensation Plan,
(iii) "FOR" approval of the Incentive Plan Amendments, and (iv) in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting. Any holder of Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by (i) filing with the Company's Secretary written revocation of his or her proxy, (ii) giving a duly executed proxy bearing a later date, or
(iii) voting in person at the Annual Meeting. Attendance by a shareholder at the Annual Meeting will not in itself revoke his or her proxy.

     This proxy solicitation is made by and on behalf of the Board.
Solicitation of proxies for use at the Annual Meeting may be made by mail, telephone or in person, by directors, officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. The Company will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and the Company will, upon the request of such record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the Proxy Statement, proxy card or voting instruction form and all materials used in the solicitation of proxies from shareholders of the Company, and all clerical and other expenses of such solicitation, will be borne by the Company.

     First Chicago Trust Company of New York ("First Chicago"), the transfer agent and registrar for the Common Stock, has been appointed by the Board to serve as inspector of election (the "Inspector of Election") to determine the number of shares of Common Stock represented and voted at the Annual Meeting. All proxies and ballots delivered to First Chicago shall be kept confidential by First Chicago in accordance with the terms of the Company's By-laws.


     IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE "FOR" THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR IDENTIFIED BELOW, "FOR" APPROVAL OF THE VARIABLE COMPENSATION PLAN, AND "FOR" APPROVAL OF THE INCENTIVE PLAN AMENDMENTS, UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY THE BOARD, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS. VALHI AND TREMONT, WHICH HOLD APPROXIMATELY 54% AND 18%, RESPECTIVELY, OF THE OUTSTANDING COMMON STOCK, HAVE INFORMED THE COMPANY THAT THEY INTEND TO VOTE THEIR SHARES IN FAVOR OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT AND "FOR" APPROVAL OF THE VARIABLE COMPENSATION PLAN AND THE INCENTIVE PLAN AMENDMENTS. VALHI'S AND TREMONT'S VOTES TOGETHER, OR VALHI'S VOTES ALONE, ARE SUFFICIENT TO ELECT ALL SEVEN NOMINEES AND TO APPROVE THE VARIABLE COMPENSATION PLAN AND THE INCENTIVE PLAN AMENDMENTS.


                              ELECTION OF DIRECTORS

     The Certificate provides for a Board of Directors consisting of not less than seven and not more than seventeen persons, as such number is determined from time to time by a majority of the entire Board. The Board has determined that it shall consist of seven members.

     At the Annual Meeting, holders of Common Stock will be asked to elect seven director nominees to the Board, each to serve for a one year term ending at the 1997 Annual Meeting of Shareholders or until his successor shall have been elected and qualified or until his earlier resignation, removal or death. All of the nominees are currently directors of the Company and have agreed to serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IDENTIFIED
BELOW.

NOMINEES FOR DIRECTOR

     The information provided below has been provided by the respective nominees for election as directors for a term expiring at the 1997 Annual Meeting of Shareholders of the Company. Each of the following nominees for election as a director is currently a director of the Company whose term expires at the Annual Meeting.

     JOSEPH S. COMPOFELICE, age 46, has been Vice President and Chief Financial Officer of NL since 1994, and a director of NL since 1995. Mr. Compofelice has served as Executive Vice President of Valhi, and Vice President and Chief Financial Officer of Tremont since 1994. In February 1996, he was elected as Vice President, Chief Financial Officer and a director of Titanium Metals Corporation ("TIMET"), Tremont's principal operating subsidiary. From prior to 1991 to 1993, Mr. Compofelice served as Vice President and Chief Financial Officer of Baroid Corporation ("Baroid"), a company engaged in the petroleum services industry which was acquired by Dresser Industries, Inc. ("Dresser") in January 1994.

     J. LANDIS MARTIN, age 50, has been President and Chief Executive Officer of NL since 1987, and a director of NL since 1986. He has served as Chairman of the Board, a director, President and Chief Executive Officer of Tremont since prior to 1991. Mr. Martin also has served as Chairman of the Board of TIMET since prior to 1991 and as its Chief Executive Officer since 1995. From prior to 1991 to 1994, Mr. Martin also served as Chairman of the Board, Chief Executive Officer, and a director of Baroid. Mr. Martin is a director of Dresser and of Apartment Investment and Management Corporation, a real estate investment trust.

     KENNETH R. PEAK, age 50, has been a director of NL since 1989. Since prior to 1991, Mr. Peak has been President of Peak Enernomics, Inc., an energy industry consulting firm. Mr. Peak serves as a director of Amerac Energy Corporation, an oil and gas exploration company. He serves as Chairman of NL's Audit Committee, Management Development and Compensation Committee and Stock-Based Compensation Committee and is a member of NL's Nominations Committee.

     GLENN R. SIMMONS, age 68, has been a director of NL since 1986. Mr. Simmons is Chairman of the Board, Chief Executive Officer and a director of Keystone Consolidated Industries, Inc. ("Keystone"), a steel rod, wire and wire products company. Since prior to 1991, Mr. Simmons has been Vice Chairman of the Board and a director of Valhi and Contran, a diversified holding company which directly and through related entities holds approximately 91% of the outstanding common stock of Valhi and a majority of the outstanding common stock of Keystone. Mr. Simmons is also a director of Tremont and Vice Chairman of the Board and a director of Valcor, Inc. ("Valcor"), a wholly-owned subsidiary of Valhi engaged in the building products, hardware products and fast food industries. Mr. Simmons has been an executive officer and/or director of various companies related to Contran since 1969. He serves as Chairman of NL's Nominations Committee. He is a brother of Harold C. Simmons.

     HAROLD C. SIMMONS, age 64, has been a director of NL since 1986 and Chairman of the Board of NL since 1987. He has been Chairman of the Board, Chief Executive Officer and a director of Valhi and Contran since prior to 1991 and has been President of Valhi and Contran since 1994. Mr. Simmons is also a director of Tremont and Chairman of the Board, President, Chief Executive Officer and a director of Valcor. Mr. Simmons has been an executive officer and/or director of various companies related to Contran since 1968. He is a brother of Glenn R. Simmons.

     LAWRENCE A. WIGDOR, age 54, has been a director and Executive Vice President of NL since 1992. Dr. Wigdor has been President and Chief Executive Officer of Kronos, Inc. ("Kronos"), a wholly-owned subsidiary of NL, and President and Chief Executive Officer of Rheox, Inc. ("Rheox"), a wholly-owned subsidiary of NL, since prior to 1991.

     ELMO R. ZUMWALT, JR., age 75, has been a director of NL since 1987. He is a retired United States Navy Admiral and served as Chief of Naval Operations and a member of the Joint Chiefs of Staff from 1970 to 1974. He has been President of Admiral Zumwalt & Consultants, Inc., a Washington-based consulting firm, since prior to 1991. Admiral Zumwalt is a director of Fleet Aerospace Corporation, Fleet Aerospace Inc., and Dallas Semiconductor Corporation. He is also Chairman of the International Consortium for Research on the Health Effects of Radiation, Chairman of the Marrow Foundation and Chairman of the Ethics and Public Policy Center. Admiral Zumwalt is a member of NL's Management Development and Compensation Committee, Audit Committee, Stock-Based Compensation Committee and Nominations Committee.

     For information concerning legal proceedings to which certain directors are parties and other matters, see "Certain Litigation" and "Certain Relationships and Transactions."

                             MEETINGS AND COMMITTEES

     The Board held four meetings and took action by written consent in lieu of a meeting on three occasions in 1995. Each of the directors participated in more than 75% of the total number of meetings of the Board and committees on which he served that were held during 1995, and each of the directors executed all written consents of the Board during the year.

     The Board has established four standing committees, an Audit Committee, a Management Development and Compensation Committee, a Stock-Based Compensation Committee, and a Nominations Committee, all of which are composed entirely of individuals who are not employees of the Company. The Stock-Based Compensation Committee was established by the Board in 1996.

     Audit Committee. The principal responsibilities of the Audit Committee are to recommend to the Board the selection of the firm of independent auditors; to review the plan and results of the independent audit engagement, the program for internal auditing, the system of internal accounting controls and the internal audit results; to review and approve the professional services provided by the independent auditors; and to direct and supervise special audit inquiries. The Committee held three meetings in 1995. Current members of the Audit Committee are Mr. Peak, Chairman, and Admiral Zumwalt.

     Management Development and Compensation Committee. The principal responsibilities of the Management Development and Compensation Committee are to review and make recommendations regarding executive compensation policies and periodically review and approve or make recommendations with respect to matters involving executive compensation, to take action or to review and make recommendations to the Board regarding employee benefit plans or programs, and to serve as a counseling committee to the Chief Executive Officer regarding matters of key personnel selection, organization strategies and such other matters as the Board may from time to time direct. Until 1996, the Management Development and Compensation Committee also had responsibility to review and approve stock option and other stock-based compensation awards under the Company's incentive plans. As described below, in 1996 the Board delegated certain responsibilities regarding stock options and other stock-based compensation to the Stock-Based Compensation Committee. The Management Development and Compensation Committee held one meeting in 1995. Its current members are Mr. Peak, Chairman, and Admiral Zumwalt.

     Stock-Based Compensation Committee. The principal responsibility of the Stock-Based Compensation Committee is to review and approve stock options or other stock-based compensation awards under the Company's incentive plans. The Stock-Based Compensation Committee was established by the Board in 1996. Its current members are Mr. Peak, Chairman, Admiral Zumwalt and General Thomas P. Stafford. General Stafford served as a member of the Management Development and Compensation Committee in 1995 and until he became a member of the Stock-Based Compensation Committee in 1996. Except for a period in 1986, General Stafford served as a director of NL from 1984 to 1989. General Stafford currently serves as a director of Tremont.

     Nominations Committee. The principal responsibilities of the Nominations Committee are to review and make recommendations to the Board regarding such matters as the size and composition of the Board and criteria for director nominations, director candidates, the term of office of directors, and such other related matters as the Board may request from time to time. The Nominations Committee held one meeting and acted by written consent in lieu of a meeting on one occasion in 1995. The current members of the Nominations Committee are Mr. Glenn Simmons, Chairman, Admiral Zumwalt and Mr. Peak. The Nominations Committee made its recommendations to the Board of Directors with respect to the election of directors at the Annual Meeting. The Nominations Committee will consider recommendations by shareholders of the Company with respect to nominees for election as director if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of shareholders, and are accompanied by a full statement of qualifications and confirmation of the recommended nominees' willingness to serve.

     The Board has previously established, and from time to time may establish, other committees to assist it in discharging its responsibilities.


                        EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to Messrs. Simmons, Martin and Compofelice and Dr. Wigdor is set forth above under "Election of Directors."


                     NAME                       AGE  POSITION(S)

             Harold C. Simmons . . .    64  Chairman of the Board

             J. Landis Martin  . . .    50  President and Chief
                                            Executive Officer

             Dr. Lawrence A. Wigdor     54  Executive Vice President;
                                            President and Chief
                                            Executive Officer of Kronos
                                            and Rheox.


             Joseph S. Compofelice .    46  Vice President and Chief
                                            Financial Officer
             Susan E. Alderton . . .    44
                                            Vice President and
                                            Treasurer

             David B. Garten . . . .    44  Vice President, General
                                            Counsel and Secretary

             Dennis G. Newkirk . . .    45  Vice President and
                                            Controller

     SUSAN E. ALDERTON has been Vice President and Treasurer of the Company since prior to 1991. Ms. Alderton has been a director of Tremont since prior to 1991 and was Vice President-Finance of Tremont from prior to 1991 until 1992, and served as its Treasurer from prior to 1991 to 1992.

     DAVID B. GARTEN has been Vice President, General Counsel and Secretary of the Company since prior to 1991. From prior to 1991 to 1993, Mr. Garten served as Vice President and General Counsel of Tremont and since prior to 1991 has served as Assistant Secretary of Tremont.

     DENNIS G. NEWKIRK has been Vice President and Controller of the Company since prior to 1991.


                               SECURITY OWNERSHIP

     Ownership of NL Common Stock. The following table and accompanying notes set forth as of the Record Date the beneficial ownership, as defined by regulations of the Securities and Exchange Commission (the "Commission"), of Common Stock held by (a) each person or group of persons known by NL to beneficially own more than 5% of the outstanding shares of Common Stock, (b) each director or nominee for director of NL, (c) each executive officer of NL listed on the Summary Compensation Table below, and (d) all executive officers and directors of NL as a group. See note (3) below for information concerning individuals and entities which may be deemed to indirectly beneficially own those shares of Common Stock directly beneficially held by Valhi and Tremont, as reported in the table below. No securities of NL's subsidiaries are beneficially owned by any director, nominee for director, or officer of NL. Information concerning ownership of equity securities of NL's parent companies is contained in note (3) below and the table following the caption "Ownership of Valhi and Tremont Common Stock" below. All information is taken from or based upon ownership filings made by such persons with the Commission or information provided by such persons to NL.

                                                                  NL Common Stock
        Name of                                     Amount and Nature of Beneficial                Percent
    Beneficial Owner                                Ownership(1)                                 of Class(2)

 Vahli, Inc.                                        27,474,810(3)                                53.8%
   Three Lincoln Centre
   5430 LBJ Freeway
   Suite 1700
   Dallas, TX  75240
 Tremont Corporation                                 9,064,780(3)                                17.7%
   1999 Broadway
   Suite 4300
   Denver, CO  80202

 Joseph S. Compofelice                                  86,106(4)                                 --

 J. Landis Martin                                      839,657(5)                                 1.6%
 Kenneth R. Peak                                         5,825(6)                                 --

 Glenn R. Simmons                                       20,800(3)(7)                              --
 Harold C. Simmons                                      69,475(3)(8)                              --

 Dr. Lawrence A. Wigdor                                407,750(9)                                 --

 Admiral Elmo R. Zumwalt, Jr.                            4,100(10)                                --
 David B. Garten                                       200,232(11)                                --

 Dennis G. Newkirk                                     153,723(12)                                --
 All directors and executive
    officers of the Company
    as a group (10 persons)                         1,916,867(3)(4)(5)(6)(7)(8)                   3.8%
                                                             (9)(10)(11)(12)(13)


(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2)  No percent of class is shown for holdings of less than 1%.

(3) Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National") and Contran are the holders of approximately 75.1%, 10.1% and 6.2%, respectively, of the outstanding common stock, $.01 par value per share, of Valhi, Inc. (the "Valhi Common Stock"). VGI, National and Contran hold approximately 34.6%, 4.6% and 3.1%, respectively, of the outstanding common stock, $1.00 par value per share, of Tremont (the "Tremont Common Stock"). National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of approximately 88.7% and 54.3% of the outstanding common stock of Southwest and Dixie Rice, respectively. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of Harold C. Simmons' children and grandchildren (the "Trusts"), of which Harold C. Simmons is the sole trustee. As sole trustee of the Trusts, Harold C. Simmons has the power to vote and direct the disposition of the shares of Contran common stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of such Contran shares. The Combined Master Retirement Trust (the "Master Trust") holds approximately .1% of the outstanding shares of Valhi Common Stock, and 3,506 shares, less than .1% of the outstanding Tremont Common Stock. The Master Trust is a trust formed by Valhi to permit the collective investment by trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies. Harold C. Simmons is the sole trustee of the Master Trust and the sole member of the Trust Investment Committee for the Master Trust. The trustee and members of the Trust Investment Committee for the Master Trust are selected by Valhi's Board of Directors. Harold C. Simmons and Glenn R. Simmons are members of Valhi's Board of Directors and are participants in one or more of the employee benefit plans which invest through the Master Trust. Each of such persons, however, disclaims beneficial ownership of the shares of Valhi Common Stock and Tremont Common Stock held by the Master Trust, except to the extent of his individual vested beneficial interest in the assets held by the Master Trust.

     Harold C. Simmons is Chairman of the Board of NL and Chairman of the Board, President and Chief Executive Officer of Contran, Dixie Holding, NOA, National, VGI and Valhi, is Chairman of the Board and Chief Executive Officer of Dixie Rice and Southwest, and a director of Tremont. By virtue of the holding of such offices, the stock ownership described above and his service as trustee as described above, Mr. Simmons may be deemed to control such entities, and Mr. Simmons, VGI, National, NOA, Dixie Rice, Dixie Holding, Southwest and Contran may be deemed to possess indirect beneficial ownership of the Common Stock directly beneficially owned by Valhi and Tremont and the shares of Valhi Common Stock and Tremont Common Stock held by Contran and its subsidiaries. However, Mr. Simmons disclaims beneficial ownership of the shares of Common Stock, Valhi Common Stock and Tremont Common Stock beneficially owned, directly and indirectly, by such entities.

     The shares of Valhi Common Stock described above as owned by Contran include .2% of the outstanding Valhi Common Stock directly held by the Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2"). NationsBank of Texas, N.A. (the "Trustee") serves as trustee of the CDCT No. 2.
     Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the power to vote the shares held by the CDCT No. 2, (ii) shares dispositive power over such shares with the Trustee, and (iii) may be deemed the indirect beneficial owner of such shares. The shares of Tremont Common Stock described above as owned by Contran include 2.1% of the outstanding Tremont Common Stock directly held by the CDCT No. 2.

(4) The shares of Common Stock shown as beneficially owned include (i) 50,000 shares of Common Stock which Joseph S. Compofelice has the right to acquire by exercise of options within 60 days of the Record Date under the 1989 Long Term Performance Incentive Plan of NL Industries, Inc. (the "Incentive Plan"), and (ii) 5,106 shares credited to Mr. Compofelice's account under the Savings Plan for Employees of NL Industries, Inc. (the "Savings Plan").

(5) The shares of Common Stock shown as beneficially owned include (i) 758,288 shares of Common Stock which J. Landis Martin has the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plan or predecessor plans, and (ii) 10,704 shares credited to Mr. Martin's account under the Savings Plan.

(6) The shares of Common Stock shown as beneficially owned include (i) 4,000 shares of Common Stock which Kenneth R. Peak has the right to acquire by exercise of options within 60 days of the Record Date pursuant to the NL Industries, Inc. 1992 Non-Employee Director Stock Option Plan (the "Director Plan"), and (ii) 21 shares of Common Stock held by Mr. Peak's wife with respect to which Mr. Peak disclaims beneficial ownership.

(7) Includes 1,000 shares of Common Stock held by Glenn R. Simmons' wife with respect to which beneficial ownership is disclaimed by Mr. Simmons.

(8) The shares of Common Stock shown as beneficially owned by Harold C. Simmons constitute shares held by Mr. Simmons' wife with respect to which beneficial ownership is disclaimed by Mr. Simmons.

(9) The shares of Common Stock shown as beneficially owned include (i) 333,999 shares of Common Stock which Dr. Lawrence A. Wigdor has the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plan, and (ii) 4,251 shares credited to Dr. Wigdor's account under the Savings Plan.

(10) The shares of Common Stock shown as beneficially owned include 4,000 shares of Common Stock which Admiral Elmo R. Zumwalt, Jr. has the right to acquire by exercise of options within 60 days of the Record Date pursuant to the Director Plan.

(11) The shares of Common Stock shown as beneficially owned include (i) 156,000 shares of Common Stock which David B. Garten has the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plan, and (ii) 14,232 shares credited to Mr. Garten's account under the Savings Plan.

(12) The shares of Common Stock shown as beneficially owned include (i) 106,000 shares of Common Stock which Dennis G. Newkirk has the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plan, and (ii) 16,723 shares credited to Mr. Newkirk's account under the Savings Plan.

(13) In addition to the foregoing, the shares of Common Stock shown as beneficially owned by the directors and executive officers as a group include (i) 86,733 shares of Common Stock which the remaining executive officer of the Company has the right to acquire by exercise of options within 60 days of the Record Date under the Incentive Plan or predecessor plans, and (ii) 11,567 shares credited to such executive's account under the Savings Plan.

     Securities Exchange Act Reports. Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who own beneficially more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission, the New York Stock Exchange, the Pacific Stock Exchange and the Company. Based solely on a review of copies of the Section 16 reports furnished to the Company and written representations by certain reporting persons, the Company believes that during the fiscal year ended December 31, 1995, all of the Company's executive officers, directors and greater than 10% beneficial owners filed required reports on a timely basis.

     Ownership of Valhi and Tremont Common Stock. The following table and accompanying notes set forth as of the Record Date (i) the beneficial ownership, as defined above, of Valhi Common Stock held by (a) each director or nominee for director of NL, (b) each executive officer of NL listed in the Summary Compensation Table below, and (c) all executive officers and directors of NL as a group, and (ii) the beneficial ownership, as defined above, of Tremont Common Stock held by (a) each director or nominee for director of NL, and (b) each executive officer of NL listed in the Summary Compensation Table below, and (c) all executive officers and directors of NL as a group. See note (3) to the table following the caption "Ownership of NL Common Stock" above, for information concerning individuals and entities who may be deemed to indirectly beneficially own those shares of Common Stock directly beneficially held by Tremont and Valhi. Except as described in note (3) above and the table below and the accompanying notes, no equity securities of NL's parent companies are beneficially owned by any director, nominee for director or executive officer of NL. All information is taken from or based upon ownership filings made by such persons with the Commission or information provided by such persons to NL.


                                                    Tremont Common Stock                     Valhi Common Stock
                                             Amount and                                Amount and
                                             Nature of                                 Nature of
     Name of                                 Beneficial        Percent                 Beneficial        Percent
 Beneficial Owner                            Ownership(1)    of Class(2)               Ownership(1)    of Class(2)

 Joseph S. Compofelice                          20,000(3)           --                    20,000(9)(10)       --
 J. Landis Martin                              163,418(4)          2.2%                  320,000(10)          --
 Kenneth R. Peak                                     -0-            --                         -0-            --
 Glenn R. Simmons                                3,534(5)           --                   647,833(5)(10)(11)   --
 Harold C. Simmons                               2,347(5)(6)        --                   730,383(5)(10)(12)   --
 Dr. Lawrence A. Wigdor                              -0-            --                         -0-            --
 Admiral Elmo R. Zumwalt, Jr.                        -0-            --                         -0-            --
 David B. Garten                                10,000(7)           --                         -0-            --
 Dennis G. Newkirk                                   -0-            --                     20,000(10)         --
 All directors and executive
    officers of the Company
    as a group (10 persons)                    196,908(3)(4)(5)    2.6%                1,738,216(5)(10)(11)   1.5%
                                                      (6)(7)(8)                                 (12)

(1)  All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating the percent of class owned 1,186,200 shares (1.0%) of Valhi Common Stock held by NL and 1,000,000 shares (.8%) of Valhi Common Stock held by Valmont Insurance Company ("Valmont"), a wholly-owned subsidiary of Valhi, are excluded from the amount of Valhi Common Stock outstanding.

(3) The shares of Tremont Common Stock shown as beneficially owned by Joseph S. Compofelice include 10,000 shares which Mr. Compofelice has the right to acquire by exercise of options within 60 days of the Record Date under the 1988 Long Term Performance Incentive Plan of Tremont (the "Tremont Incentive Plan").

(4) The shares of Tremont Common Stock shown as beneficially owned by J. Landis Martin include 30,500 shares of Tremont Common Stock which Mr. Martin has the right to acquire by exercise of options within 60 days of the Record Date under the Tremont Incentive Plan, and 510 shares held by the trustee for the benefit of Mr. Martin under the Savings Plan. Such shares include 2,300 shares held by Mr. Martin's wife, 1,900 shares held by the Martin Children's Trust No. II for which Mr. Martin is the sole trustee and 100 shares held by Mr. Martin's daughter, with respect to all of which beneficial ownership is disclaimed by Mr. Martin.

(5) See note (3) to the table following "Ownership of NL Common Stock" above. In addition, NL and Valmont hold 36,167 shares (.5%) and 30,490 shares (.4%) of Tremont Common Stock. Harold C. Simmons and Glenn R. Simmons disclaim beneficial ownership of all Tremont Common Stock beneficially owned, directly or indirectly, by such entities.

(6) The shares of Tremont Common Stock shown as beneficially owned by Harold C. Simmons constitute shares held by Mr. Simmons' wife with respect to which beneficial ownership is disclaimed by Mr. Simmons.

(7) The shares of Tremont Common Stock shown as beneficially owned by David B. Garten include 9,500 shares which Mr. Garten has the right to acquire by exercise of options within 60 days of the Record Date under the Tremont Incentive Plan.

(8) In addition to the foregoing, the shares of Tremont Common Stock shown as beneficially owned by the directors and executive officers as a group include 9,362 shares which the remaining executive officer of the Company has the right to acquire by exercise of options within 60 days of the Record Date under the Tremont Incentive Plan, and 11 shares held for the benefit of such executive under the Savings Plan.

(9) Includes 10,000 shares of Valhi Common Stock held by Mr. Compofelice and his wife as joint tenants.

(10) Includes shares of Valhi Common Stock registered in such person's name which are restricted. Also included are shares that such person or group could acquire upon the exercise of stock options within 60 days of the Record Date. During such 60-day period, options for 650,000 shares of Valhi Common Stock are exercisable by Harold C. Simmons, options for 580,000 shares of Valhi Common Stock are exercisable by Glenn R. Simmons, options for 300,000 shares of Valhi Common Stock are exercisable by J. Landis Martin, options for 10,000 shares of Valhi Common Stock are exercisable by Joseph S. Compofelice, and options for 20,000 shares of Valhi Common Stock are exercisable by Dennis G. Newkirk, all of which shares are included in the amount outstanding for purposes of calculating the percent of class owned by such persons.

(11) Includes 1,000 shares of Valhi Common Stock held by Glenn R. Simmons' wife in trust for the benefit of their daughter, 18,150 shares held by Mr. Simmons' wife, and 800 shares held in a retirement account for Mr. Simmons' wife, with respect to all of which beneficial ownership is disclaimed by Mr. Simmons.

(12) Includes 77,000 shares of Valhi Common Stock held by Harold C. Simmons' wife, with respect to which beneficial ownership is disclaimed by Mr. Simmons.

     The Company understands that Valhi, Tremont and related entities may consider acquiring or disposing of shares of Common Stock through open-market or privately-negotiated transactions depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of the Common Stock in the market, an assessment of the business of and prospects for the Company, financial and stock market conditions and other factors deemed relevant by such entities. The Company does not presently intend, and understands that neither Valhi nor Tremont presently intends, to engage in any transaction or series of transactions which would result in the Common Stock becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended, or ceasing to be traded on a national securities exchange.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION

COMPENSATION OF DIRECTORS

     During 1995, fees were paid to each director who was not an employee of the Company or a subsidiary of the Company. Fees consist of an annual retainer of $15,000, payable in quarterly installments, plus an attendance fee of $750 for each meeting of the Board or a committee at which the director is present. Such directors also receive a fee of $750 per day for each day spent on NL business at the request of the Board or the Chairman of the Board, other than the day of Board or committee meetings. Directors are reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings. If any director who is not an officer or employee of NL or any subsidiary or affiliate of NL dies while in active service, his designated beneficiary or estate will be entitled to receive a life insurance benefit equal to the annual retainer then in effect. Current directors receiving fees for serving on the Board of Directors in 1995 were Messrs. Peak, G. Simmons, H. Simmons, and Admiral Zumwalt. See "Certain Relationships and Transactions."

     In 1995, each of Admiral Zumwalt and Mr. Peak was granted an option pursuant to the Director Plan (as defined above) to purchase 1,000 shares of Common Stock at an exercise price of $11.875 per share, representing the last reported sales price of Common Stock on the New York Stock Exchange Composite Tape on the date of grant. Options granted under the Director Plan become exercisable one year after the date of grant and expire on the fifth anniversary following the date of grant.


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS

     The Summary Compensation Table set forth below provides certain summary information concerning annual and long-term compensation paid or accrued by the Company to or on behalf of its Chief Executive Officer and each of its other four most highly compensated executive officers for services rendered during the years ended December 31, 1995, 1994 and 1993.


                           SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                   Annual Compensation (1)                  Compensation (1)
                                                                                 Awards

                                                                                        Securities
                                                                       Restricted       Underlying
         Name and                                                                                         All Other
    Principal Position     Year         Salary          Bonus (2)     Stock Awards       Options
                                                                                      Compensation
                                          ($)              ($)           (6)($)            (#)              (7)($)

 J. Landis Martin          1995         400,000          600,000           -0-             -0-               94,000
 President and Chief       1994         400,000          600,000           -0-           195,000              9,000
 Executive Officer (3)     1993         400,000              -0-           -0-           120,000             25,144

 Dr. Lawrence A. Wigdor    1995         550,000          825,000           -0-             -0-              120,414
 Executive Vice            1994         450,000          675,000         532,500         100,000             12,357
 President                 1993         450,000              -0-           -0-             90,000            44,490
 Joseph S. Compofelice     1995         185,000          277,500           -0-            30,000             39,042
 Vice President and        1994         166,856          250,300           -0-           125,000              9,950
 Chief Financial           1993           --                 --            --                 --              --
 Officer (4)

 David B. Garten           1995         225,000          337,500           -0-             -0-               43,871
 Vice President,           1994         175,008          262,500        266,250            45,000             9,889
 Secretary and General     1993         175,008              -0-           -0-             45,000             3,563
 Counsel (5)
 Dennis G. Newkirk         1995         150,000          163,500           -0-             -0-               22,060
 Vice President and        1994         150,000          123,000        266,250            45,000             9,760
 Controller                1993         150,000             -0-            -0-             45,000               760


(1) No payouts under any long-term incentive plans were made during 1995, 1994 or 1993, and no other annual compensation payments were made in 1995, 1994 or 1993. Therefore, columns for such compensation otherwise required by applicable federal securities regulations have been omitted.

(2) Amounts paid pursuant to the Variable Compensation Plan, formerly known as the Share in Performance Incentive Plan. See "Compensation Committee Report on Executive Compensation" below.

(3) During 1995, 1994 and 1993, Mr. Martin also served as an executive officer of Tremont. He also served as an executive officer of Baroid during 1993 and until Baroid was acquired by Dresser in January 1994. Mr. Martin is expected to continue to serve as an executive officer of NL and Tremont in 1996 and to be compensated directly by NL and Tremont, respectively, for services as an executive officer of each such company. Mr. Martin is expected to continue to devote approximately one-half of his working time to his duties as President and Chief Executive Officer of NL. See "Certain Relationships and Transactions."

(4) Mr. Compofelice commenced employment as an executive officer of NL and Tremont in February 1994 and as an executive officer of Valhi in July 1994. He was compensated directly by NL and Tremont for services to such companies in 1995. NL was credited by Valhi for the portion of Mr. Compofelice's salary earned for services attributable to Valhi in 1995 against the amount otherwise payable by NL to Valhi pursuant to the intercorporate services agreement between NL and Valhi. See "Certain Relationships and Transactions." Amounts paid in 1995 by NL to Mr. Compofelice that were credited by Valhi are included in the table above. Mr. Compofelice is expected to continue to serve as an executive officer of NL, Tremont and Valhi in 1996, and to be compensated directly by NL and Tremont, respectively, for services as an executive officer of each such company. NL expects that Valhi will continue to credit NL under the above-referenced intercorporate services agreement for the portion of Mr. Compofelice's salary for services attributable to Valhi in 1996. Mr. Compofelice is expected to continue to devote approximately one-half of his working time to his duties as Vice President and Chief Financial Officer of NL.

(5) Mr. Garten served as an executive officer of Tremont until June 1993. During such period, Mr. Garten was compensated directly by NL, and Tremont reimbursed NL for the portion of Mr. Garten's salary earned for services attributable to Tremont. Amounts paid to Mr. Garten in 1993 by NL that were reimbursed by Tremont are included in the table above. See "Certain Relationships and Transactions."

(6) In 1994, pursuant to the terms of the Incentive Plan, the Management Development and Compensation Committee awarded to the following named executive officers the number of shares of restricted Common Stock set forth below opposite each such executive's name. Such shares of restricted Common Stock vested in three equal tranches of six, twelve and twenty-four months from the date of grant. The aggregate number and the value of the shares of Common Stock still subject to restrictions held by each such executive officer as of December 31, 1995 is also set forth below. Such value is based on the last New York Stock Exchange Composite Tape reported sale price per share of Common Stock as of December 31, 1995.


                                                         As of December 31, 1995
                                                                    Total                        Value of
                                         Total Award          Vested     Unvested             Unvested Shares


 Dr. Lawrence A. Wigdor                  60,000               40,000     20,000                  $242,500

 David B. Garten                         30,000               20,000     10,000                  $121,250

 Dennis G. Newkirk                       30,000               20,000     10,000                  $121,250

     Holders of restricted shares of Common Stock are entitled to receive dividends declared by the Company on its outstanding shares of Common Stock.

(7) For 1995 represents: (i) a contribution by the Company of $9,000 to the account of each named executive officer under the Savings Plan, (ii) $3,914, $1,512, $1,121 and $760 of term life insurance premiums paid by the Company for the benefit of Dr. Wigdor and Messrs. Compofelice, Garten and Newkirk, respectively, and (iii) $85,000, $107,000, $28,530, $33,750 and
     $12,300 accrued by the Company in unfunded accounts for the benefit of Messrs. Martin, Wigdor, Compofelice, Garten and Newkirk, respectively, under the Supplemental Executive Retirement Plan for Executives and
     Officers of NL Industries, Inc. (the "SERP").   For 1994 represents: (i) a
     contribution by the Company of $9,000 to the account of each named executive officer under the Savings Plan, and (ii) $3,357, $950, $889 and $760 of term life insurance premiums paid by the Company for the benefit of Dr. Wigdor and Messrs. Compofelice, Garten and Newkirk, respectively. For 1993 represents: (i) the amount accrued by the Company in unfunded accounts for the benefit of the named executive officers under the SERP and/or (ii) the amount of term life insurance premiums paid by the Company for the benefit of the named executive officers.


STOCK OPTION GRANTS

     The following table provides information with respect to the individual grants to the executive officers named in the Summary Compensation Table set forth above under the Incentive Plan (as defined above) during fiscal year 1995.

                                           OPTION GRANTS IN LAST FISCAL YEAR

                              Number of       Percent of                                            Potential
                              Securities        Total                                          Realizable Value at
                              Underlying       Options        Exercise or                        Assumed Rates of
                               Options        Granted to       Base Price         Expira-       Stock Appreciation
                               Granted      Employees in         ($/Share)          tion               for
            Name               (#)(1)        Fiscal Year                            Date          Option Term (3)


                                                                                                5% ($)      10% ($)

   J. Landis Martin              -0-                --             --                --          --          --
   Lawrence A. Wigdor            -0-                --              --               --          --          --
   Joseph S. Compofelice        10,000           32.8%         11.8125 (2)         3/9/05       74,287      188,260
                                10,000                         13.3125                          59,287      173,260
                                10,000                         14.8125                          44,287      158,260
   David B. Garten               -0-                --              --               --          --           --
   Dennis G. Newkirk             -0-                --              --               --          --           --

(1) Grants of options to purchase shares of Common Stock under the Incentive Plan vest over five years from March 9, 1995, the date of grant, at a rate of 40% on the second anniversary of the date of grant, and 20% on each of the next three succeeding anniversary dates. The options expire on the tenth anniversary date of the date of grant.

(2) Exercise price of $11.8125 is equal to the mean of the high and low prices of the Common Stock on the New York Stock Exchange Composite Tape on the date of grant.

(3) Pursuant to the rules of the Commission, these amounts reflect the calculations at assumed 5% and 10% appreciation rates. Such calculations are not intended to forecast future appreciation, if any, and do not necessarily reflect the actual value, if any, that may be realized. The actual value of such options, if any, would be realized only upon the exercise of such options and depends upon the future performance of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The potential realizable value was computed as the difference between the appreciated value (at the end of the ten-year term of the options) of the Common Stock into which the listed options are exercisable and the aggregate exercise price of such options. The appreciated value per share at the end of the ten-year term would be $19.24 and $30.64 at the assumed 5% and 10% rates, respectively.



STOCK OPTION EXERCISES AND HOLDINGS

          The following table provides information with respect to the executive officers named in the Summary Compensation Table, as set forth above, concerning the exercise of options during the last fiscal year and the value of unexercised options held as of December 31, 1995. No stock appreciation rights have been granted under the Incentive Plan.


                              AGGREGATED OPTION EXERCISES IN 1995 AND 12/31/95 OPTION VALUES


                                                                   Number of Securities        Value of Unexercised In-
                                Shares                            Underlying Unexercised         the-Money Options at
                             Acquired on         Value           Options at 12/31/95(#)            12/31/95  ($)
            Name             Exercise (#)      Realized ($)     Exercisable/Unexercisable     Exercisable/Unexercisable


   J. Landis Martin              4,000             25,250            562,288/375,000              836,750/1,195,375
                                16,000           117,000
   Lawrence A. Wigdor             -0-              -0-               256,000/184,000               389,750/681,500
   Joseph S. Compofelice          -0-              -0-                  0/155,000                     0/458,125
   David B. Garten                -0-              -0-                125,000/80,000               149,625/312,561
   Dennis G. Newkirk              -0-              -0-                75,000/80,000                149,625/312,561

PENSION PLAN

     The Retirement Plan of NL Industries, Inc. for its U.S. employees (the "Pension Plan") provides lifetime retirement benefits to eligible employees. In February 1996, the Company approved the suspension of all future accruals under the Pension Plan effective as of March 31, 1996 (the "Suspension Date"). Salaried employees, who were at least 21 years of age became eligible to participate in the Pension Plan if they completed at least five months of service (as defined in the Pension Plan) in a specified twelve-month period prior to the Suspension Date. Annually, prior to the Suspension Date, the Board established, in its discretion, the amount of an employee's annual pension benefit for the year based primarily on the employee's total eligible earnings for that year and the Company's financial performance in relationship to its annual operating plan for the previous year. To the extent that the minimum, target, or maximum level of operating income performance were achieved, the employee earned an annual benefit equal to 1%, 2% or 3%, respectively, of such employee's total base salary and bonus. See "Compensation Committee Report on Executive Compensation - Variable Compensation Plan" below. Such pension benefits are payable upon retirement and attainment of ages specified in the Pension Plan. The Pension Plan covers each executive officer named in the Summary Compensation Table set forth above. No amounts were paid or distributed to any of the named executive officers in 1995. The estimated accrued annual benefits payable upon retirement at normal retirement age for Messrs. Martin, Wigdor, Compofelice, Garten and Newkirk are $45,739, $24,938, $4,793, $21,905 and $24,583, respectively.


EMPLOYMENT AGREEMENTS

     In December 1991, Mr. Martin entered into an executive severance agreement which provides that Mr. Martin may be terminated at any time by action of the Board of Directors. The executive severance agreement also provides that the following payments shall be made to Mr. Martin in the event Mr. Martin is terminated by the Company without cause (as defined in the agreement) or Mr. Martin terminates his employment with the Company for good reason (as defined in the agreement): (i) the greater of two times Mr. Martin's annual base salary plus target bonus (which shall not be less than the amount of his annual salary) or Mr. Martin's actual salary and bonus for the two years prior to termination;
(ii) accrued salary and bonus through the date of termination; (iii) an amount in cash or Common Stock equal to the fair market value of outstanding stock options granted to Mr. Martin in excess of the exercise price and unvested restricted stock grants; (iv) an amount equal to unvested Company contributions together with an amount equal to the Company's matching contributions to Mr. Martin's account under the Savings Plan for a period of two years; (v) an amount equal to the vested and unvested portions of Mr. Martin's account under the SERP; and certain other benefits. This agreement is automatically extended for a one-year term commencing each January 1, unless the Company and Mr. Martin agree otherwise in writing.

     In connection with Mr. Compofelice's employment with the Company in February 1994, the Committee (as defined below) approved the terms of an executive severance agreement with Mr. Compofelice on terms substantially similar to those in the agreement between the Company and Mr. Martin described above.

     In March 1995, the Committee approved the terms of an executive severance agreement with Dr. Wigdor on terms substantially similar to those in the agreement between the Company and Mr. Martin described above. The severance agreement replaces Dr. Wigdor's employment agreement with the Company which has expired.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Company's Management Development and Compensation Committee (the "Committee") consists of individuals who are neither officers nor employees of the Company or its subsidiaries and who are not eligible to participate in any of the employee benefit plans the Committee administers.

     The Committee reviews and recommends executive officer compensation policies and practices. The Committee was responsible for reviewing and approving all compensation actions during 1995, including stock-based compensation, involving the Company's executive officers. However, in connection with the Chief Executive Officer (the "CEO"), compensation other than stock-based compensation was approved by the Board of Directors after recommendation by the Committee. See "Meetings and Committees."

     The Company's compensation system with respect to its executive officers, including the CEO, consists of three primary components: base salary, annual variable compensation pursuant to the Variable Compensation Plan and the grant of stock options, restricted stock, and stock appreciation rights pursuant to the Incentive Plan. Through the use of the foregoing components, the Committee seeks to achieve a balanced compensation package that will attract and retain high quality key executives, appropriately reflect each such executive officer's individual performance and contributions, and provide further incentives to such officers to maximize annual operating performance and long-term shareholder value.

BASE SALARIES

     The Committee reviews recommendations of the CEO regarding base salaries for executive officers. Such reviews occur no more frequently than annually. The annual base salaries of all but two of the executive officers, including the CEO, were not increased in 1995 and remained at 1992 levels. When recommendations regarding changes in base salary levels are made by the CEO, the Committee reviews them and may take such actions, including any modifications, as it deems appropriate. These recommendations are based primarily on past and potential future individual performance and contributions and also on data regarding companies employing executives in positions similar to those whose salaries are being reviewed, both inside and outside of the chemicals industry (which may include companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as the Company, or where the executive in question has similar responsibilities. In 1995, the Committee approved a base annual salary increase for Dr. Wigdor from $450,000 to $550,000 and for Mr. Garten from $175,000 to $225,000 based on the considerations described in this paragraph.

VARIABLE COMPENSATION PLAN

     Awards under the Variable Compensation Plan constitute a significant portion of an executive's potential annual cash compensation (between 0% and 150% of base salary for the CEO and the executive officers). Awards are based primarily on the applicable business segment achieving annual predetermined operating income goals and secondarily, with respect to certain of the executive officers, on individual performance. The Company's management makes recommendations to the Board regarding the operating income plan for the year after reviewing market conditions and the Company's operations, competitive position, marketing opportunities, and strategies for maximizing financial performance. The Board approves this recommendation with any modifications it deems appropriate. Based on the operating income plan for the year, the Committee sets the Company's and its business segments' operating income goals at three levels which are designed to help focus the executives' attention on achieving superior annual operating results in light of existing conditions: a threshold level, which is the minimum operating income level for any award to be made under the Variable Compensation Plan (the "Minimum Level"), a target level (the "Target Level"), and a maximum level (the "Maximum Level").

     The Variable Compensation Plan, in combination with base salary, is designed to result in executive officers and other eligible participants receiving annual cash compensation below competitive compensation levels if the Minimum Level is not achieved. Since the Variable Compensation Plan was begun in 1989, the Company has achieved on average the Target Level for determination of payments under such plan.

     Pursuant to the Variable Compensation Plan, if operating income is below the Minimum Level, no variable compensation is paid. If the Minimum Level is met, executive officers are eligible to receive variable compensation payments that in 1995 ranged between 14% and 60% of base salary, depending on the executive. If the Target Level is reached, the range of variable compensation payments is higher, and in 1995 ranged between 22% and 100% of base salary, depending on the executive. If the Maximum Level is reached or exceeded, executives are eligible to receive the highest variable compensation payments, and in 1995 the range of payments for which executive were eligible was between 35% and 150% of base salary, depending on the executive. With respect to 1995, in view of the achievement of operating income above the Maximum Level, the Committee approved Maximum Level payments under the Variable Compensation Plan to the executive officers, including the CEO. The awards made for 1995 together with the awards for 1994 and 1993 to the CEO and the four other highest paid executive officers under the Variable Compensation Plan are reported in the bonus column in the Summary Compensation Table set forth above. Apart from the Variable Compensation Plan, the Committee may award other bonuses as the Committee deems appropriate from time to time under its general authority or under a separate discretionary plan.

     In addition, target levels for operating income performance were utilized by the Committee and the Board, as applicable, for determining the contributions by the Company to the accounts of eligible participants, including the CEO and the executive officers, under the Savings Plan, the Pension Plan, and the SERP. See "Pension Plan" above. As noted below, the Board has approved, subject to shareholder approval, the Variable Compensation Plan in a form that reflects certain federal tax law requirements and limitations with respect to payments under such plan to the Company's executive officers necessary for the deductibility by the Company of such payments.


STOCK-BASED COMPENSATION

     The Incentive Plan further supports the goal of the Committee to maximize long-term shareholder value by providing for stock-based compensation, the value of which is directly related to increases in shareholder value. Stock option grants, in particular, are considered a significant element of the Company's total compensation package for the CEO and the other executive officers of the Company. The Committee believes that compensation linked to stock price performance helps focus the executives' attention on management of the Company from the shareholders' perspective.

     Option grants are intended to provide incentives to increase shareholder value in the future and to reward past performance by the executive. Annually, the Committee reviews recommendations by the CEO regarding option grants to executive officers other than the CEO. Options are granted to executive officers, including the CEO, in the Committee's discretion based on a subjective evaluation regarding each executive's performance and responsibilities. In 1995, the Committee included in its determination regarding the number of options to be granted to each executive officer, including the CEO, the amount and terms of options already held by such officers. In 1995, options were granted to a single executive officer and are reported in the Option Grants in Last Fiscal Year Table set forth above.

     To help assure a focus on long-term creation of shareholder value, the Committee grants ten year options, which vest 40%, 60%, 80% and 100% on the second, third, fourth and fifth anniversary dates of the date of grant, respectively. In 1995 the Committee granted options in three exercise price tranches. One-third of such options granted in 1995 are exercisable at the fair market value of the Common Stock on the date of grant. The remaining two-thirds of the options are exercisable at levels that are above the market price on the date of grant. See the Summary Compensation Table above. Although permitted under the Incentive Plan, the Committee in 1995 did not make or recommend any grants of restricted stock, stock appreciation rights or other equity-based awards.

     To encourage growth in shareholder value, the Committee believes that executives who are in a position to make a substantial contribution to the long-term success of the Company should have a significant stake in its ongoing success. In 1993, the Committee established the following voluntary goals for minimum Common Stock ownership for executive officers to encourage executives to build their Common Stock ownership. Executives are encouraged to achieve these ownership goals over the next two to four years. The table also shows the year-end market value of the actual share ownership (excluding unexercised options and shares of restricted Common Stock as to which restrictions have not lapsed) as a multiple of 1995 base salary.

                                                                   Year-End Market Value of Share
                                                                Ownership as a Multiple of Base Salary

                                                                  Actual                  Goal


 President and Chief Executive Officer                             2.4X                    4X
 Executive Vice President                                          1.2X                    3X
 Vice Presidents:  Chief Financial Officer                         2.3X                    3X
                   Controller                                      2.9X                    2X
                   General Counsel                                 1.8X                    2X
                   Treasurer                                       2.5X                    2X

Tax Code Limitation on Executive Compensation Deductions

     In 1993, Congress amended the Internal Revenue Code to impose a $1 million deduction limit on compensation paid to the CEO and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's shareholders. The Committee has reviewed the Company's compensation practices and plans in light of this law and concluded that modifications to the Company's Variable Compensation Plan and Incentive Plan are appropriate in order for compensation paid or awards or grants made to executives pursuant to such plans to continue to qualify for deductibility by the Company. Modifications to the Variable Compensation Plan will include, among other things, the elimination of the Committee's ability to increase variable compensation payments to reflect individual performance for any executive officer, including the CEO, whose total compensation would otherwise exceed the $1 million deduction limitation. The amendments to the Incentive Plan include a limitation on the number of shares which may be the subject of a grant or award to any particular individual in any fiscal year. The Company expects that if the Variable Compensation Plan and the Incentive Plan Amendments, each as described herein and in the form attached hereto as Exhibit A and Exhibit B, respectively, are approved by the Company's shareholders, all amounts paid under the Variable Compensation Plan and option awards made under the Incentive Plan in 1996 will continue to be tax-deductible by the Company. Accordingly, the Committee recommends shareholder approval of the Variable Compensation Plan and the Incentive Plan Amendments as described herein.

     The foregoing report on executive compensation has been furnished by the Company's Management Development and Compensation Committee of the Board of Directors.

          Mr. Kenneth R. Peak (Chairman)
          General Thomas P. Stafford
          Admiral Elmo R. Zumwalt, Jr.


                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the S & P Composite 500 Stock Index and the S & P Chemicals Index for the period commencing December 31, 1990 and ending December 31, 1995. The graph shows the value at December 31 of each year assuming an original investment of $100 and reinvestment of dividends and other distributions to shareholders.

     (GRAPH DESCRIPTION - a line graph plotting the points shown in the chart below which compares the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the S & P Composite 500 Stock Index and S & P Chemical Index for the period commencing December 31, 1990 and ending December 31, 1995.)

                                  1990           1991           1992           1993          1994          1995

 NL Industries, Inc.              $100           $105           $51            $50           $138          $132
 S & P 500                        $100           $130           $140           $155          $157          $215
 S & P Chemicals Index            $100           $130           $142           $159          $184          $240


               PROPOSAL TO APPROVE THE VARIABLE COMPENSATION PLAN

GENERAL

     The Board believes short term incentive compensation is an important element of compensation in order to attract and retain high quality executives, officers and employees and provide further incentives to such executives and employees to maximize the Company's annual financial performance and thereby increase shareholder value. To this end, in 1989 the Board adopted the Variable Compensation Plan, formerly known as the Share in Performance Incentive Plan, to provide an annual incentive to all participants in such plan. With the exception of Certain Executive Officers (as defined below), the Variable Compensation Plan rewards employees based on a combination of individual and business segment annual performance. Recent changes in federal tax laws will increase the costs to the Company of continuing the Variable Compensation Plan in its original form by eliminating the deductibility by the Company of annual compensation paid to Certain Executive Officers in excess of $1 million unless such compensation qualifies as performance-based compensation under the Internal Revenue Code of 1986, as amended (the "Code"). Therefore, in March 1996, the Board adopted a revised form of the Variable Compensation Plan, a copy of which is attached hereto as Exhibit A, which, among other things, takes into account such tax law changes and allows all compensation paid pursuant to the Variable Compensation Plan to continue to be tax-deductible by the Company, and directed that the Variable Compensation Plan be submitted to the Company's shareholders for approval, in accordance with applicable legal requirements. The description of the Variable Compensation Plan set forth herein is qualified in it entirety by reference to the complete text of such plan, a copy of which is attached hereto as Exhibit A.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMMON STOCK PRESENT AT THE ANNUAL MEETING IS NECESSARY FOR APPROVAL OF THE VARIABLE COMPENSATION PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE NL INDUSTRIES, INC. VARIABLE COMPENSATION PLAN.

SUMMARY DESCRIPTION OF THE PLAN

     Participation and Administration. The Company's management selects from among the Company's regular U.S. salaried employees those who shall participate in the Variable Compensation Plan and the award group in which each such participant shall be included; provided, however, that the Committee (as described below) determines participation by the Company's executive officers. Approximately 170 employees, including the Company's CEO and other executive officers, currently participate in the plan. Any employee except Certain Executive Officers (as defined below), may be selected as a participant in the plan at any time during the year. Certain Executive Officers may be designated as participants under the plan only during the first 90 days of each fiscal year. "Certain Executive Officers" means those executive officers of the Company whose total non-performance based compensation from the Company would otherwise be in excess of the amount deductible by the Company pursuant to
Section 162(m) of the Code. The Management Development and Compensation Committee or such other committee as is designated by the Board from time to time (the "Committee") will be responsible for administration of the plan. The Committee will consist of two or more members who meet the requirements of
Section 162(m) of the Code.

     Determination of Variable Compensation Awards. Prior to the 90th day of the current fiscal year, the Board shall approve the annual operating plan for the Company and each of its business segments for such year. Based on such approved annual operating plan, the Committee shall establish financial performance goals at three levels, the minimum, target and maximum performance levels for the Company and each of its business segments. The Committee, in its discretion, establishes the applicable objective financial performance criteria for determining Company and business segment performance levels. To date the Committee has used operating income as the measure to determine financial performance under the Variable Compensation Plan. During the first 90-day period of each year, the Committee also shall set the performance percentage applicable to each combination of individual performance level and business segment performance level that could be achieved under the Variable Compensation Plan by the participants under the Variable Compensation Plan; provided, however, that the performance percentages with respect to Certain Executive Officers shall be set solely by reference to the applicable business segment performance levels. Initially, performance percentages for group I participants will range from 2% to 28% of such participant's base salary, group II participants from 9% to 65%, group III participants from 14% to 120%, and group IV participants from 50% to 150%, depending on the applicable business segment performance level achieved. In the event that the achieved performance by a business segment is below the minimum business segment performance level for such year, no payments shall be made to that business segment's participants under the plan. However, the CEO, with respect to plan participants other than the executive officers, and the Committee, with respect to executive officers other than Certain Executive Officers, may approve payments of special awards to participants designated by the CEO or the Committee, respectively.

     Within 90 days of the end of each fiscal year, the Committee determines and approves the performance level achieved by each of the Company's business segments for such ended fiscal year. Such levels are then used in determining the corresponding performance percentage and award for each Variable Compensation Plan participant. Each participant's award under the plan is determined by multiplying the applicable performance percentage times such participant's base salary. The Committee approves payment of the variable compensation awards in the aggregate to all participants and to each of the executive officers including the CEO. Except in the case of death or total disability, a participant must be employed by the Company on the date the Committee approves the awards for the completed fiscal year in order for such participant to receive an award under the Variable Compensation Plan for such year. No participant may receive payments under the plan in excess of $3 million annually.

     The amounts that any participant in the Variable Compensation Plan, including the Company's CEO and executive officers, will receive is not determinable in advance prior to the completion of the Company's fiscal year and the determination by the Committee of the actual performance level achieved by the Company and applicable business segment for such year. For information regarding amounts received with respect to 1995 by the Company's CEO and other named executives officers pursuant to the Variable Compensation Plan, see the bonus column of the Summary Compensation Table above. See also "Compensation Committee Report on Executive Compensation-Variable Compensation Plan" above. The Company's non-executive officer employee group received in the aggregate approximately $3 million under the Variable Compensation Plan for 1995.

     Certain Executive Officers. The Variable Compensation Plan, as adopted in March 1996, includes various limitations required by Section 162(m) of the Code applicable only to Certain Executive Officers. For example, awards made to Certain Executive Officers shall be based strictly on the achievement of predetermined business segment performance levels and not on any individual performance criteria. The salary used to determine awards of Certain Executive Officers shall be the actual regular salaries at the rate in effect prior to the 90th day of the applicable fiscal year. Furthermore, Certain Executive Officers may not become eligible to participate in the Variable Compensation Plan after the 90th day of a fiscal year and applicable business segment performance percentages and performance levels with respect to such officers may not be changed after the first 90 days of the fiscal year. Finally, no discretionary awards or bonuses may be paid to such officers under the Variable Compensation Plan. However, the Committee or the Board may approve awards or bonuses under their general authority or under any other discretionary plan.

     In the event the Committee determines, on the advice of tax counsel, that
Section 162(m) of the Code will not adversely affect the deductibility for federal income tax purposes of any amount paid to Certain Executive Officers if the limitations set forth in the plan with respect to Certain Executive Officers are not applied, then the Committee in its discretion, may disregard such limitations.

     Amendments. The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Variable Compensation Plan, or suspend or terminate it entirely.

     Rights of Participants and Nontransferability. Nothing in the Variable Compensation Plan shall interfere with or limit in any way the right of the Company to terminate or change a participant's employment at any time, nor confer upon any participant, any right to continue in the employ of the Company for any period of time or to continue such participant's present or any other rate of compensation. No participant in a previous fiscal year, or other employee at any time, shall have a right to be selected for participation in the Variable Compensation Plan in a current or future year. No right or interest of any participant in the Variable Compensation Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

     Effective Date. The Variable Compensation Plan in the form attached hereto as Exhibit A, shall be deemed effective as of January 1, 1996.


      PROPOSED AMENDMENTS TO THE 1989 LONG TERM PERFORMANCE INCENTIVE PLAN

GENERAL

     The 1989 Long Term Performance Incentive Plan of NL Industries, Inc. was adopted by the Board and approved by the Company's shareholders in 1989. In March 1996, the Board approved various amendments to such plan and the amended form of the Incentive Plan, a copy of which is attached hereto as Exhibit B (the "Incentive Plan"). The Board further directed that the Incentive Plan Amendments, to the extent required by applicable law, be submitted for approval by the Company's shareholders at the Annual Meeting. The Incentive Plan was established for the purpose of advancing and promoting the interests of the Company and its employees and shareholders by encouraging and enabling the acquisition of Common Stock by the Company's key employees or individuals who perform significant services for the benefit of the Company. The Incentive Plan is intended as a means of attracting and retaining outstanding employees and promoting a close commonality of interest between employees and shareholders.

     The Incentive Plan authorizes the issuance of up to 5,000,000 shares of Common Stock (which may be authorized and unissued shares, treasury shares or a combination thereof) and authorizes grants of restricted stock ("Restricted Stock"), nonqualified stock options ("Nonqualified Stock Options"), incentive stock options ("ISOs") (Nonqualified Stock Options and ISOs are collectively referred to herein as "Options"), and stock appreciation rights ("SARs") or any combination of such grants as the SBC Committee (as described below) determines in its sole discretion to grant to eligible employees of the Company and its subsidiaries or individuals who perform significant services for the benefit of the Company during the term of effectiveness of the Incentive Plan. Officers and key employees of the Company or any subsidiary, including officers who are members of the Board and individuals who perform significant services for the benefit of the Company, are eligible to participate in the Incentive Plan. No member of the SBC Committee is eligible to be granted an award under the Incentive Plan while serving on the SBC Committee. No director is eligible to serve on the SBC Committee if he is eligible to receive grants under the Incentive Plan or a similar employee benefit plan of NL during the year preceding his election. The total number of persons who may receive grants of Options, SARs or awards of Restricted Stock under the plan will be designated by the SBC Committee at its sole discretion and is estimated by NL currently to be approximately 60 persons. All grants or awards under the plan will be made in consideration of services rendered or to be rendered by the recipients thereof. The plan provides for adjustments to reflect any future stock dividends, stock splits or other relevant capitalization changes. The number of Options, shares of Restricted Stock, and SARs which may be issued under the Incentive Plan to the Company's CEO, executive officers and all other employees is at the discretion of the SBC Committee and is not determinable in advance, except that if the Incentive Plan Amendments are approved by the shareholders, grants for no more than 500,000 shares of Common Stock may be issued to any particular individual in any single year under the Incentive Plan. For information regarding grants under the Incentive Plan made in 1995 see the Long Term Compensation Awards column of the Summary Compensation Table, the Option Grants in Last Fiscal Year Table, and "Compensation Committee Report on Executive Compensation - Stock-Based Compensation" above.

     Attached hereto as Exhibit B is a complete copy of the Incentive Plan as proposed to be modified by the Incentive Plan Amendments described below. The description of the Incentive Plan set forth herein is qualified in its entirety by reference to the complete text of the Incentive Plan attached hereto as Exhibit B. For purposes of the following discussion, the Incentive Plan as it exists prior to the effectiveness of the Incentive Plan Amendments is sometimes referred to as the "Existing Plan."

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT AT THE ANNUAL MEETING IS NECESSARY FOR APPROVAL OF THE INCENTIVE PLAN AMENDMENTS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCENTIVE PLAN AMENDMENTS.

INCENTIVE PLAN AMENDMENTS

     Amendments Required by Applicable Tax Laws. Section 162(m) of the Code enacted in 1993 generally disallows a tax deduction to public companies for non-performance based compensation over $1 million paid to such company's CEO and its four other most highly compensated executive officers. Qualifying performance-based compensation, such as Option grants under the Incentive Plan, will not be subject to the deduction limitation if certain requirements are met, including the following: (i) that the maximum number of shares with respect to which options, stock appreciation rights and restricted stock grants may be granted during any single Company fiscal year to a particular individual be predetermined; and (ii) that the committee which administers the Incentive Plan be a committee consisting solely of members who meet the requirements of Section 162(m) of the Code and the rules and regulations promulgated thereunder. The Existing Plan does not provide a maximum number of shares of Common Stock with respect to which Options, SARs, and Restricted Stock grants may be made during any single fiscal year to any particular participant. The Incentive Plan Amendments provide that a maximum number of 500,000 shares of Common Stock may be issued to any particular individual in any single fiscal year with respect to grants under the Incentive Plan. The Existing Plan provides that the Committee means the Company's Management Development and Compensation Committee or any successor thereof which shall consist of three or more persons. The Incentive Plan Amendments define "Committee" as a committee consisting of two or more members who meet the requirements of Section 162(m) of the Code and the rules and regulations promulgated thereunder. Since February 1996, the "Committee" is the Stock-Based Compensation Committee (the "SBC Committee").

     Amendment to Provide Limited Transferability of Options. The Existing Plan provides that Options are not transferable by grantees. The Incentive Plan Amendments provide that the Committee which administers the plan, in its sole discretion, may approve the issuance of Options which are transferable by the grantee to members of his or her immediate family including trusts or partnerships which are solely for the benefit of such family members.

     Amendment to Provide a 90-Day Grace Period After Termination. The Existing Plan provides that Options which were outstanding on the date of termination of any employee's employment with the Company shall terminate on such date except in the case of normal retirement, death or total disability as defined in the Incentive Plan. The proposed Incentive Plan Amendments provide terminated employees with a 90-day grace period from the employee's termination date to exercise Options which vested prior to the termination date.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences of transactions under the Incentive Plan based on current federal income tax laws. This summary does not describe all federal income tax consequences under the Incentive Plan, nor does it describe state, local or foreign tax consequences.

     (a) Incentive Stock Options. In general, no taxable income will be recognized by a grantee, and NL will not be entitled to a deduction, upon the grant or exercise of an ISO. However, the exercise of an ISO may result in income which will be included in the grantee's alternative minimum taxable income. If no disposition of shares issued to a grantee, upon exercise of an ISO, is made within two years from the date of grant or within one year after the transfer of such shares to the grantee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the grantee as a long-term capital gain and any loss sustained will be a long-term capital loss. NL will not be entitled to an income tax deduction by reason of such disposition.

     If the shares acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally the grantee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price thereof. NL will be entitled to a deduction equal to the amount of ordinary income recognized by the grantee. Any further gain recognized will be taxed as short-term or long-term capital gain and will not result in any deduction by NL. Special rules may apply where all or a portion of the exercise price of the ISO is paid by tendering shares of stock.

     If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of a grantee.

     (b) Nonqualified Stock Options. No income will be recognized by a grantee of a Nonqualified Stock Option at the time the Nonqualified Stock Option is granted. Upon exercise of the Nonqualified Stock Option, the grantee generally will recognize ordinary income in an amount equal to the excess of the fair market value over the option price of the shares acquired on the date of exercise. NL will be entitled to an income tax deduction equal to the amount of ordinary income included in the grantee's income as described above. Upon sale or other disposition of the shares acquired on exercise of a Nonqualified Stock Option, the grantee generally will recognize gain or loss equal to the difference between the sales price and the grantee's tax basis for such shares. Such gain or loss will be treated as short-term or long-term capital gain or loss depending on the grantee's holding period for the shares.

     (c) Stock Appreciation Rights. No income will be recognized by a grantee, and no deduction will be allowed to NL, upon the grant of a SAR. Upon exercise of the SAR, the grantee generally will recognize ordinary income in the year of exercise in an amount equal to the amount of cash received and the fair market value (on the date of exercise) of any shares of Common Stock received. If the grantee receives any shares upon exercise of a SAR, the federal income tax treatment applicable to such exercise and to a later disposition of such shares will be identical to that applicable to shares acquired upon the exercise of a Nonqualified Stock Option. NL will be entitled to a tax deduction equal to the amount of ordinary income included in the grantee's income.

     (d) Restricted Stock. Assuming a grantee of a Restricted Stock award does not make a valid Code Section 83(b) election with respect to the award, no income will be recognized by the grantee, and no deduction will be allowed to NL, upon the issuance of shares of Restricted Stock pursuant to the award. The grantee will recognize ordinary income at the time such shares first become transferable or are no longer subject to a substantial risk of forfeiture (generally the time the restrictions applicable to the shares lapse) (the "Vesting Date"). The amount of such ordinary income will equal the fair market value of the shares on the Vesting Date. NL will be entitled to a corresponding deduction, subject to any deduction limitations of Section 162(m) of the Code, equal to the amount of ordinary income included in the grantee's income, for NL's taxable year in which or with which the grantee's taxable year of inclusion ends.

     If a grantee makes a Code Section 83(b) election within 30 days after the date of the grant of a Restricted Stock Award, the grantee will recognize taxable income, and NL will be entitled to a corresponding deduction, subject to any deduction limitations of Code Section 162(m) at the time of such grant. The amount of such taxable income will be equal to the fair market value of such shares (determined without regard to the restrictions thereon) at the time of grant. No additional taxable income will be recognized at the time the restrictions on such shares lapse. However, if such shares are subsequently forfeited and returned to NL, the grantee will not be entitled to either (i) ordinary income or capital loss deduction for the amount previously recognized as taxable income with respect to such shares, or (ii) a refund of any tax paid thereon.

     Upon sale or other disposition (after the Vesting Date) of shares received pursuant to a Restricted Stock award, the grantee generally will recognize gain or loss equal to the difference between the sales price of such shares and the grantee's tax basis for such shares. Such gain or loss will be treated as short-term or long-term capital gain or loss depending on the grantee's holding period for the shares.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIPS WITH RELATED PARTIES

      As set forth under the caption "Security Ownership," Harold C. Simmons, through Valhi and Tremont, may be deemed to control NL. The Company and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions which resulted in the acquisition by one related party of a publicly-held minority equity interest in another related party. The Company from time to time considers, reviews and evaluates, and understands that Contran, Valhi and related entities consider, review and evaluate, such transactions. Depending upon the business, tax and other objectives then relevant, including, without limitation restrictions under certain indentures and other agreements of the Company, it is possible that the Company might be a party to one or more such transactions in the future. It is the policy of the Company to engage in transactions with related parties on terms, in the opinion of the Company, no less favorable to the Company than could be obtained from unrelated parties.

      Harold C. Simmons and Glenn R. Simmons, each a director of NL, are also directors of Valhi. Each of the foregoing persons and Mr. Martin and Ms. Alderton are directors of Tremont. Mr. Martin, the Company's President and Chief Executive Officer, and Mr. Compofelice, the Company's Vice President and Chief Financial Officer, served as executive officers of Tremont during 1995.
In addition, Mr. Compofelice has served as an executive officer of Valhi since 1994 and Mr. Garten has served since 1990 as assistant secretary of Tremont.
Mr. Martin expects to continue to serve in 1996 as an executive officer of Tremont and Mr. Compofelice expects to continue to serve in 1996 as an executive officer of Tremont and Valhi. Such management interrelationships and the existing intercorporate relationships may lead to possible conflicts of interest. These possible conflicts may arise from the duties of loyalty owed by persons acting as corporate fiduciaries of two or more companies under circumstances where such companies may have adverse interests. Mr. Compofelice devotes approximately one-half of his working time to NL and the remainder of his working time to Tremont and Valhi. Mr. Martin devotes approximately one-half of his working time to NL and the remainder of his working time to Tremont. See "Certain Contractual Relationships and Transactions" below.

      Although no specific procedures are in place that govern the treatment of transactions among the Company, Valhi, Tremont and related entities, the boards of directors of the Company, Valhi and Tremont include one or more members who are not officers or directors of any other entity that may be deemed to be related to the Company. Additionally, under applicable principles of law, in the absence of shareholder ratification or approval by directors of the Company who may be deemed disinterested, transactions involving contracts among the Company and any other companies under common control with the Company must be fair to all companies involved. Furthermore, each director and officer of the Company owes fiduciary duties of good faith and fair dealing with respect to all shareholders of the company or companies for which they serve.

CERTAIN CONTRACTUAL RELATIONSHIPS AND TRANSACTIONS

      Intercorporate Services Agreements. The Company and Contran are parties to an intercorporate services agreement (the "Contran ISA") whereby Contran makes available to the Company the services of Harold C. Simmons to consult with the Company and assist in the development and implementation of the Company's strategic plans and objectives. The services do not include major corporate acquisitions, divestitures and other special projects outside the scope of the Company's business as it has been conducted in the past. NL paid Contran approximately $400,000 in 1995 for services pursuant to the Contran ISA and expects to pay approximately the same amount in 1996 for such services. The Contran ISA is subject to termination or renewal by mutual agreement and may be terminated by either party pursuant to a written notice delivered 30 days prior to a quarter-end. The Company will continue to pay directors' fees and expenses separately to Harold C. Simmons. See "Compensation of Directors and Executive Officers and Other Information" above.

      The Company and Valhi are parties to an intercorporate services agreement (the "Valhi ISA") whereby Valhi renders certain management, financial and administrative services to the Company and the Company makes the services of Joseph S. Compofelice available to Valhi. Mr. Compofelice serves as an executive officer of Valhi. The Company paid net fees of approximately $80,000 to Valhi for services pursuant to the Valhi ISA during 1995 in excess of the amount owed by Valhi to NL for the portion of Mr. Compofelice's salary earned in 1995 for services attributable to Valhi. NL expects to pay approximately the same net amount for services in 1996. The Valhi ISA is subject to termination or renewal by mutual agreement and may be terminated by either party pursuant to a written notice delivered 30 days prior to a quarter-end. In addition, in 1995 NL provided to Valhi certain internal audit services totaling approximately $28,000 for which NL expects to be reimbursed or credited in 1996.

      The Company and Tremont are parties to an intercorporate services agreement (the "Tremont ISA") whereby the Company makes available to Tremont certain services with respect to Tremont's insurance, risk management, real property, and internal audit needs. Tremont paid fees of approximately $60,000 to the Company for services pursuant to the Tremont ISA during 1995 and the Company expects to receive approximately the same amount for services in 1996. The Tremont ISA is subject to termination or renewal by mutual agreement for succeeding one-year terms commencing January 1, 1996 and may be terminated at anytime by either party pursuant to 90 day prior written notice to the other party.

      Tremont Registration Rights Agreement. In connection with the December 1991 purchase by Tremont of 7.8 million shares of Common Stock from Valhi, the Company entered into a Registration Rights Agreement pursuant to which Tremont received certain registration rights with respect to the purchased shares. Unless all registration rights are exercised earlier, such agreement expires in December 2001.

      Valhi Stock Options. Certain employees of the Company hold options to purchase Valhi Common Stock under the terms of Valhi's stock option plan. At December 31, 1995, Messrs. Martin, Compofelice and Newkirk and one other employee held options to purchase 300,000, 50,000, 20,000 and 45,000 shares, respectively, of Valhi Common Stock at exercise prices ranging from $4.76 to $14.66 per share. With respect to all such employees except Mr. Compofelice, the Company has agreed to pay Valhi the aggregate difference between the option price and the market value of Valhi's Common Stock on the exercise date if such options are exercised.

      Insurance Sharing Agreement. An indirect insurance subsidiary of Tremont has assumed the obligations of the issuer of certain reinsurance contracts that relate to primary insurance policies issued by a third-party insurance company in favor of Tremont and the Company. The Company and the Tremont insurance subsidiary are parties to an insurance sharing agreement with respect to such reinsurance contracts (the "Insurance Sharing Agreement"). Under the terms of the Insurance Sharing Agreement, the Company will reimburse the Tremont insurance subsidiary with respect to certain loss payments and reserves established by such Tremont subsidiary that (a) arise out of claims against the Company and its subsidiaries (the "NL Liabilities"), and (b) are subject to payment by such Tremont subsidiary under its reinsurance contracts with the third-party insurance company. Also pursuant to the Insurance Sharing Agreement, the Tremont insurance subsidiary is to credit the Company with respect to certain underwriting profits or recoveries that such Tremont subsidiary receives from independent reinsurers that relate to the NL Liabilities. As of December 31, 1995, the Company had current accounts payable to such Tremont subsidiary of approximately $3.7 million with respect to such Agreement.


                               CERTAIN LITIGATION

      In November 1991, a purported derivative complaint was filed in the Court of Chancery of the State of Delaware, New Castle County (Kahn v. Tremont Corporation, et al., No. 12339), in connection with Tremont's purchase of 15% of NL's outstanding Common Stock from Valhi in 1991. The complaint named as defendants Valhi and all the members of the Board of Directors of Tremont, including Messrs. Martin, Glenn Simmons and Harold Simmons and Ms. Alderton, and alleged that Tremont's purchase of the Company shares constituted a waste of
Tremont's assets and a breach of fiduciary duties by Tremont's Board.   The
Company understands that a trial in this matter was held in June 1995 and that in March 1996, the Court issued its opinion ruling in favor of the defendants and concluding that the purchase of the interest in NL was entirely fair to Tremont. Plaintiff's time for appeal has not yet expired.


                             INDEPENDENT ACCOUNTANTS

      The firm of Coopers & Lybrand L.L.P. served as independent auditors of the Company for the year ended December 31, 1995, and is expected to be considered for appointment to serve for the year ended December 31, 1996. Representatives of Coopers & Lybrand L.L.P. are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

      In order to be included in the Company's 1997 proxy statement and form of proxy, shareholder proposals for the 1997 annual meeting of shareholders must be received at the principal executive offices of the Company, 16825 Northchase Drive, Suite 1200, Houston, Texas 77060, Attention: Mr. David B. Garten, Secretary, not later than December 15, 1996. All such proposals shall be treated in accordance with applicable rules administered by the Commission.


                         1995 ANNUAL REPORT ON FORM 10-K

      A copy of the Company's 1995 Annual Report on Form 10-K, as filed with the Commission, is included as part of the Annual Report to Shareholders mailed to the shareholders with this Proxy Statement. An additional copy of such Form 10-K may be obtained without charge by writing: Investor Relations Department, NL Industries, Inc., 16825 Northchase Drive, Suite 1200, Houston, Texas 77060.


                                  OTHER MATTERS

      The Board does not know of any business except as described above which may be presented for consideration at the Annual Meeting. If any business not described in this Proxy Statement should properly come before the Annual Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on those matters in accordance with their best judgment.


Houston, Texas                      NL INDUSTRIES, INC.
March 29, 1996



                                   APPENDIX A

                               NL INDUSTRIES, INC.

                       16825 NORTHCHASE DRIVE, SUITE 1200
                              HOUSTON, TEXAS 77060

              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 8, 1996

The undersigned hereby appoints David B. Garten, Lourdes T. Hernandez and Dennis
G. Newkirk and each of them, the proxy and attorney-in-fact for the undersigned, with full power of substitution in each, to represent the undersigned and to vote on behalf of the undersigned at the Annual Meeting of Shareholders of NL Industries, Inc. to be held on May 8, 1996, and at any adjournment or postponement of such meeting (the "Annual Meeting"), all shares of Common Stock of NL Industries, Inc. standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NL INDUSTRIES,
INC.

You are encouraged to specify your voting choices by marking the appropriate boxes on the reverse side of this card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The above-named proxies cannot vote your shares unless you sign, date and promptly return this card. Please use the enclosed return envelope. This proxy may be revoked by a proxy accepted at a later date or otherwise as set forth in the NL Proxy Statement which accompanied this proxy card.


                                                                     SEE REVERSE
                                                                         SIDE



/X/          Please mark you votes as in this example


This proxy, if properly executed, will be voted as specified below by the shareholder, if no direction is given, this proxy will be voted "FOR" all nominees for Director listed below, "FOR" the Variable Compensation Plan, and "FOR" the Amendments to the 1989 Long Term Performance Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR LISTED BELOW, "FOR" THE VARIABLE COMPENSATION PLAN, AND "FOR" THE AMENDMENTS TO THE 1989 LONG TERM PERFORMANCE INCENTIVE PLAN

1.    Election of Directors.

 For  Withheld     Election of Directors.
/ /       / /        Nominees: Joseph S. Compofelice, J. Landis Martin
                     Kenneth R. Peak, Glenn R. Simmons, Harold C. Simmons,
                     Lawrence A. Wigdor, and Admiral Elmo R. Zumwalt


Withhold authority to vote for the following individual nominees:

___________________________________________________

FOR  AGAINST   ABSTAIN
/ /  / /        / /      2.   Proposal to approve the NL Industries, Inc.
                              Variable Compensation Plan

FOR  AGAINST  ABSTAIN
/ /  / /      / /        3.   Proposal to approve the Amendments to the NL
                              Industries, Inc. 1989 Long Term Performance
                              Incentive Plan

                         4. In their discretion, proxies are authorized to vote upon other such business as may properly come before the Annual Meeting and any postponement thereof.

                         Please sign exactly as shareholder's name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign full corporate or partnership name and sign authorized person's name and title.

                         The undersigned shareholder hereby revokes all proxies heretofore given by the undersigned to vote at the Annual Meeting or any adjournments or postponements thereof.


                         _________________________________________

                         _________________________________________
                         SIGNATURE(S)                         DATE




                                                                       EXHIBIT A

                               NL INDUSTRIES, INC.
                           VARIABLE COMPENSATION PLAN


                                    ARTICLE I
                                     GENERAL

1.1. ESTABLISHMENT AND PURPOSE OF THE PLAN:

NL Industries, Inc., a New Jersey corporation, hereby adopts this Variable Compensation Plan (the "Plan"). The purpose of the Plan is to attract and retain high quality executives, officers and employees and provide further incentives to such executives and employees to maximize the Company's annual financial performance and thereby increase shareholder value.

1.2. DEFINITIONS:

Whenever used in this Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided.

(a) "Award Group" means one of the following groups to which Participants may be designated as provided in the Plan or such other groups as may be designated by the Committee from time to time:
          Group I
          Group II
          Group III
          Group IV

(b) Except as provided in Article VI, "Base Salary" means the regular salary actually paid during a Plan Year to a Participant while participating in the Plan. Regular salary shall include any salary reduction contributions made to the Company's 401(k) Plan or other deferred compensation plans, but shall be exclusive of any Variable Compensation Awards under the Plan and of any other bonuses, incentive pay, or special awards.

(c)       "Board" means the Board of Directors of NL Industries, Inc.

(d)       "CEO" means the Company's Chief Executive Officer.

(e) "Certain Executive Officers" means those Executive Officers of the Company who are designated by the Committee to be Group III or Group IV Participants and whose total non-performance based compensation from the Company for the applicable Plan Year would otherwise be in excess of the amount deductible by the Company pursuant to Section 162(m) of the Code, including Qualifying Group III Participants.

(f)       "Code" means the Internal Revenue Code of 1986, as amended (the
"Code").

(g) "Committee" means the Management Development and Compensation Committee of the Board or such other committee as may be designated from time to time by the Board, which shall consist of two or more members who meet the requirements of Section 162(m) of the Code. The members of the Committee shall be appointed by the Board, and any vacancy on the Committee shall be filled by the Board.

(h) "Company" means NL Industries, Inc. and its direct or indirect subsidiaries.

(i) "Company Performance Level" means with respect to each Award Group the Minimum Company Performance Level, Target Company Performance Level or Maximum Company Performance Level (each as described in Section 4.3 below) achieved or to be achieved by the Company or applicable Company business segment for the applicable Plan Year.

(j)       "Employee" means a regular U.S. salaried employee of the Company.

(k) "Executive Officers" shall have the meaning set forth in rule 16a-1(f) promulgated under section 16(a) of the Securities Exchange Act of 1934.

(l) "401(k) Plan" means an employee welfare plan of the Company qualified under the provisions and regulations of Section 401(k) of the Code.

(m) "Individual Performance Level" with respect to each Participant (excluding Certain Executive Officers) means the individual performance rating assigned by the Company to such Participant for the applicable Plan Year. Individual performance rating initially shall consist of a relative rating scale from "outstanding" to "marginal" for all Participants (excluding Certain Executive Officers) for any Plan Year. The Committee may terminate, change or adopt a different individual performance rating scale as it determines appropriate from time to time.

(n) "Participant" means an Employee selected or designated for participation in the Plan for a specified Plan Year including Certain Executive Officers.

(o) "Performance Percentage" with respect to Award Groups I, II, and III (excluding Qualifying Group III Participants, as defined below) means the percentage assigned by the Committee to each such Award Group at each different combination of Individual Performance Level and Company Performance Level for such Award Group. With respect to Participants in Award Group III whose total non-performance based compensation from the Company for the applicable Plan Year otherwise would be in excess of the amount deductible by the Company pursuant to
Section 162(m) of the Code ("Qualifying Group III Participants"), no Individual Performance Level shall be assigned to such Qualifying Group III Participants in determining the applicable Performance Percentage for such Plan Year. Instead the Performance Percentage for Qualifying Group III Participants shall be the highest Performance Percentage available at the applicable Company Performance Level for Award Group III Participants in general. The Committee, in its sole discretion, may decrease such Performance Percentage and the corresponding Variable Compensation Awards applicable to such Qualifying Group III Participants. With respect to Award Group IV Participants, the initial Performance Percentages for the Company Performance Levels shall be as follows:
150% for Maximum Company Performance Level, 100% for Target Company Performance Level and 50% for Minimum Company Performance Level. The Performance Percentages with respect to each Award Group for any Plan Year may be set or changed by the Committee during the first ninety (90) days of such Plan Year.

(p)       "Plan Year" means the Company's fiscal year.

(q) "Variable Compensation Award" with respect to any Participant for any Plan Year means an amount to be paid by the Company to such Participant under the terms of the Plan equal to the product of (A) the applicable Performance Percentage for such Participant for such Plan Year, times (B) the Base Salary of such Participant for such Plan Year.

1.3  GENDER AND NUMBER:

Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan, shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                                   ARTICLE II
                           ADMINISTRATION OF THE PLAN

2.1  ADMINISTRATION:

(a) The Plan shall be administered by the Committee. Except with respect to Committee's administrative authority regarding Executive Officers, the Committee may delegate its day-to-day administrative authority regarding the Plan to the CEO. The CEO may in turn re-delegate from time to time said administrative authority to such officers and employees of the Company as he deems appropriate. The Company's management shall assist and provide such recommendations to the Committee as the Committee may request from time to time in connection with the administration of the Plan.

(b) Subject to the limitations of the Plan, the Committee shall: (i) designate the Executive Officers who shall be Participants and the Award Groups in which they shall be included, (ii) designate and approve Performance Percentages applicable in determining Variable Compensation Awards for payment to Participants in such forms and amounts as it shall determine from time to time,
(iii) impose such limitations, restrictions, and conditions upon such Variable Compensation Awards as it shall deem appropriate, (iv) interpret the Plan and adopt, amend, and rescind administrative guidelines relating to the Plan, (v) correct any defects or omissions or reconcile any inconsistencies in the Plan, the Performance Percentages or in any Variable Compensation Award granted hereunder, and (vi) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding.

(c) All expenses associated with the Plan shall be borne by the Company subject to such allocation to its subsidiaries and business segments as it deems appropriate.


                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1  ELIGIBILITY AND PARTICIPATION:

The Company's management shall determine the Employees to be selected as Participants under the Plan and the Award Group in which each such Participant may be included, except that participation by Executive Officers shall be determined by the Committee. Any Employee, except Certain Executive Officers, may be designated and selected as a Participant in the Plan at any time during a Plan Year, including after the ninetieth (90th) day of such Plan Year.


                                   ARTICLE IV
                          VARIABLE COMPENSATION AWARDS

4.1  DESIGNATION OF VARIABLE COMPENSATION AWARDS:

The Company's management shall approve, or in case of Executive Officers recommend to the Committee, the Performance Percentage and the corresponding Variable Compensation Award to be paid to each Participant in accordance with the terms of the Plan for the immediately preceding Plan Year. Within the first ninety (90) days after the end of each Plan Year, the Committee shall review such recommendations, make any adjustment it deems appropriate in accordance with the terms of the Plan, and approve the grant and payment of the corresponding Variable Compensation Awards in the aggregate and to the Executive Officers.

4.2  ESTABLISHMENT OF PERFORMANCE PERCENTAGES:

Management of the Company shall assist and provide to the Committee management's recommendations regarding the Performance Percentages applicable to each combination of Individual Performance Level and Company Performance Level for Award Groups I, II and III. No later than the ninetieth (90th) day of each Plan Year, the Committee shall review such recommendations, make any adjustments it deems appropriate in accordance with the terms of the Plan, and approve the Performance Percentages for Award Groups I, II and III for such Plan Year. At that same time, the Committee also shall set the Performance Percentages for Group IV Participants. As described in Section 1.2(o), Performance Percentages with respect to Award Group III and Award Group IV Participants who qualify as Certain Executive Officers shall be based solely on the achievement of Company Performance Levels. In the event the Committee takes no action prior to the ninetieth (90th) day of such Plan Year to change, amend or rescind the Performance Percentages in effect for the immediately preceding Plan Year, the Performance Percentages for such Plan Year shall be deemed to be the Performance Percentages for said immediately preceding Plan Year.

4.3  COMPANY PERFORMANCE LEVELS:

Prior to the ninetieth (90th) day of a Plan Year, the Company's management shall make recommendations to the Board regarding the annual operating plan for the Company and each of the Company's business segments for such Plan Year (the "Annual Operating Plan"). The Board shall approve the Annual Operating Plan with any modifications it deems appropriate. Based on the approved Annual Operating Plan for such Plan Year, the Committee shall establish the financial performance goals for the Company and its applicable business segments at the following three levels which shall be designed to help focus the Participants' attention on achieving superior annual financial performance results in light of existing conditions: a threshold level, which is the minimum financial performance income level for any award to be made under the Plan (the "Minimum Company Performance Level"), a target financial performance income level (the "Target Company Performance Level"), and a maximum financial performance level (the "Maximum Company Performance Level"). The Committee shall in its discretion establish the applicable objective Company financial performance criteria for determining Company Performance Levels.

4.4  DETERMINATION OF PERFORMANCE PERCENTAGES:

Performance Percentages for Award Group I, Award Group II and Award Group III Participants (excluding Qualifying Group III Participants) shall be based upon the Performance Percentage assigned by the Committee for such Participant's Award Group with respect to each combination of achieved Company Performance Level for such Plan Year and the Individual Performance Level achieved by such Participant for such Plan Year. Initially, Performance Percentages for Award Group I Participants initially will range from 2% to 28%; Award Group II Participants initially will range from 9% to 65%; and Group III Participants initially will range from 14% to 120%. Variable Compensation Awards for Group IV Participants and Qualifying Group III Participants shall be based solely upon the Performance Percentage assigned by the Committee with respect to the achieved Company Performance Level. Initially, Performance Percentages will range from 50% to 150% for Award Group IV Participants and from 60% to 120% for Qualifying Group III Participants, depending on the Company Performance Level achieved. In the event that the Company Performance Level achieved is below the Minimum Company Performance Level, the Variable Compensation Award for Group IV and for Qualifying Group III Participants shall be 0%. The Performance Percentages with respect to each Award Group for any Plan Year may be set or changed by the Committee during the first ninety (90) days of such Plan Year.

4.5  ADJUSTMENT OF COMPANY PERFORMANCE LEVELS:

Except with respect to Certain Executive Officers as provided in Article VI, if during any Plan Year external or internal changes or other unanticipated business conditions have materially affected the appropriateness of the Company Performance Levels, the Committee may, in its sole discretion, determine appropriate increases or decreases to the Company Performance Levels for such Plan Year.

Participants shall not be entitled to any Variable Compensation Award under the Plan unless the Company achieves at the corresponding Company Performance Level; provided, however, except as provided in Article VI, the CEO in the case of Participants other than Executive Officers, and the Committee in the case of Executive Officers other than Certain Executive Officers, in their discretion, may approve payment of special awards to designated Participants.

4.6 DETERMINATION OF COMPANY PERFORMANCE LEVEL ACHIEVED AND PAYMENT OF VARIABLE COMPENSATION AWARDS:

Within ninety (90) days after the end of each Plan Year, the Company's management shall report to the Committee the Company Performance Level achieved by the Company and each applicable business segment for such Plan Year. The Committee shall review such report and certify in writing or set forth in a resolution of the Committee the Company Performance Level achieved by the Company and each applicable Company business segment for such Plan Year. Such achieved Company Performance Level shall be used in determining the corresponding Performance Percentage and Variable Compensation Award for such Plan Year as provided in Sections 4.1 and 4.4 above. The Committee shall approve the grant and payment of the corresponding Variable Compensation Awards to Participants pursuant to terms of the Plan. Payment of Variable Compensation Awards shall be made following certification by the Committee of the Company Performance Level achieved for such Plan Year and shall be paid in cash in a
lump sum or shares of NL Common Stock.    Except as provided in Article 5,
Participants must be employed by the Company on the date the Committee approves the Variable Compensation Awards to receive the approved award for such Plan Year.

4.7  LIMITATION ON PAYMENTS:

The amount payable to a Participant pursuant to this Plan with respect to any Plan Year shall not exceed $3 million.



                                    ARTICLE V
                            TERMINATION OF EMPLOYMENT

5.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, RETIREMENT, OR TRANSFER TO AFFILIATE NOT INCLUDED IN PLAN:

In the event a Participant's employment with the Company is terminated by reason of death, total and permanent disability, retirement, or a Participant is transferred to an affiliate which does not participate in the Plan, the Participant's Variable Compensation Award shall be based on (i) Participant's actual Base Salary paid through the date of termination or transfer, and (ii) the applicable Performance Percentage. The Variable Compensation Award shall be paid in accordance with Article IV.

"Total and permanent disability" and "retirement" shall have the meaning as defined in the Retirement Programs of NL Industries, Inc.

5.2  TERMINATION FOR ANY OTHER REASON:

Except for terminations listed in Section 5.1, in the event a Participant's employment is terminated for any other reason including voluntary and involuntary termination prior to certification by the Committee of the Company Performance Level achieved for such Plan Year, the Participant shall not be entitled to a Variable Compensation Award with respect to such Plan Year. However, the CEO, in his sole discretion, may approve the payment to such Participant of a Variable Compensation Award under the Plan with respect to such Plan Year, except that in the case of Executive Officers the CEO may make such recommendation to the Committee, which shall have sole discretion to approve such award.


                                   ARTICLE VI
                           CERTAIN EXECUTIVE OFFICERS

6.1  APPLICABILITY OF ARTICLE VI:

The provisions of this Article VI shall apply only to Certain Executive Officers. In the event of any inconsistencies between this Article VI and the other Plan provisions, the provisions of this Article VI shall control.

6.2  DEFINITION APPLICABLE TO ARTICLE VI ONLY:

The following term shall have the meaning set forth below:

(a) "Base Salary" shall mean as to any Plan Year a Participant's actual regular salary at the rate in effect prior to the ninetieth (90th) day of the Plan Year and not after the date the Company Performance Levels are established. Regular salary shall include any salary reduction contributions made to the Company's 401(k) Plan or other deferred compensation plans, but exclusive of any Variable Compensation Awards under this Plan and of any other bonuses, incentive pay, or special awards.

6.3  NO PARTIAL PLAN YEAR PARTICIPATION:

A Certain Executive Officer who becomes eligible after the ninetieth (90th) day of a Plan Year may not participate in the Plan for such Plan Year, but may participate in the Plan for the succeeding Plan Year.

6.4  COMPONENTS OF INDIVIDUAL AWARDS:

Each Variable Compensation Award shall be based strictly on the Company's achievement of predetermined Company Performance Levels. Prior to ninety (90) days after the beginning of the Plan Year, the Committee shall determine the Company Performance Levels for such Plan Year.

6.5  NO MID-YEAR CHANGE IN AWARD PERCENTAGES:

Variable Compensation Awards for Certain Executive Officers shall be based solely on the Performance Percentage for the applicable Award Group as set by the Committee during the first ninety (90) days of the Plan Year.

6.6  NO ADJUSTMENTS OF PERFORMANCE GOALS:

Once established, Company Performance Levels shall not be changed after the first ninety (90) days of the Plan Year with respect to Certain Executive Officers. Certain Executive Officers shall not receive any Variable Compensation Award under this Plan when the Company or the applicable Company business segment fails to achieve at least the applicable Minimum Company Performance Level.

6.7  INDIVIDUAL PERFORMANCE AND DISCRETIONARY ADJUSTMENTS:

Individual performance shall not be reflected in the Variable Compensation Awards to Certain Executive Officers. However, the Committee retains the discretion to eliminate or decrease the amount of the Variable Compensation Award otherwise payable to a Certain Executive Officer.

6.8  POSSIBLE MODIFICATION:

If, on advice of the Company's tax counsel, the Committee determines that Code
Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid to a Certain Executive Officer under the Plan (i) by applying one or more of Sections 1.2(b), 1.2(m), 1.2(o), 3.1, 4.2, 4.4, or 4.5 to such Certain Executive Officer without regard to the limitations regarding Certain Executive Officers in such Section(s) or (ii) by not applying one or more Sections of this Article VI, then the Committee may, in its sole discretion, disregard such limitations.

6.9  NO DISCRETIONARY AWARDS OR BONUSES:

No discretionary awards or bonuses shall be paid to Certain Executive Officers pursuant to this Plan. However, nothing in this Plan shall be construed as limiting the right of the Committee or the Board to make any other award or bonus under their general authority or under any other plan.

                                   ARTICLE VII
                             MISCELLANEOUS PROVISION

7.1  NONTRANSFERABILITY:

No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

7.2  TAX WITHHOLDING:

The Company shall have the right to deduct from all awards or payments under this Plan, whether paid in cash or stock, any foreign, Federal, state, or local taxes required by law to be withheld with respect to such payments.

7.3  AMENDMENTS:

The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely.


7.4  INDEMNIFICATION:

Each person who is or shall have been a member of the Committee or the Board or who is or shall have been an Employee of the Company acting on behalf of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense, including without limitation, fees and expenses of legal counsel, that may have been imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

7.5  BENEFICIARY DESIGNATION:

Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he received any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during his lifetime. In the absence of any such designation, or if the designated beneficiary is no longer living, benefits shall be paid to the surviving member(s) of the following classes of beneficiaries, with preference for classes in the order listed below:

(a) Participant's spouse (unless the parties were divorced or legally separated by court decree);

(b) Participant's children (including children by adoption);

(c) Participant's parents (including parents by adoption);

(d) Participant's executor or administrator.

Payment of benefits, in accordance with Section 5.1, shall be made exclusively to the member(s) of the first class, in the order listed above, which has surviving member(s). If that class has more than one member, benefit payments shall be made in equal shares among members of the class.

7.6  RIGHTS OF PARTICIPANTS:

Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate or change a Participant's employment at any time, nor confer upon any Participant, any right to continue in the employ of the Company for any period of time or to continue his present or any other rate of compensation. No Participant in a previous Plan Year, or other employee at any time, shall have a right to be selected for participation in a current or future Plan Year.

7.7  GOVERNING LAW:

The Plan shall be construed in accordance with and governed by the laws of the State of Texas.

7.8  EFFECTIVE DATE:

The Plan shall be deemed effective as of January 1, 1996.




                                                                       EXHIBIT B

                    1989 LONG TERM PERFORMANCE INCENTIVE PLAN
                             OF NL INDUSTRIES, INC.

                             SECTION 1. Introduction

1.1 Purpose

     The purpose of the 1989 Long Term Performance Incentive Plan of NL Industries, Inc., as amended on March 22, 1996 (the "Plan"), is to advance and promote the interest of NL Industries, Inc. (the "Company") and its employees and stockholders by encouraging the acquisition of its Common Stock by key employees and individuals who perform significant services for the benefit of the Company. Accordingly, the Plan is intended as a means of attracting and retaining outstanding employees and also to promote a close commonality of interest between employees and stockholders.

1.2 Definitions

The following terms shall have the meanings set forth below:

     (a) Appreciation Date. The date designated by a Grantee of Stock Appreciation Rights as defined herein for measurement of the appreciation in the value of rights awarded to him or her which date shall be the date notice of such designation is received by the Administrator of the Plan.

     (b) Code.  The Internal Revenue Code of 1986, as amended.

     (c) Committee.  Such committee as shall be designated in accordance with
Section 6.2(a) below, from time to time by the Board of Directors of the Company to act with respect to the Plan as provided herein.

     (d) Common Stock. The Common Stock of NL Industries, Inc., $.125 par value per-share.

     (e) Disability. Complete and permanent disability as defined in Section 22(e) (3) of the Code.

     (f) Employee. Any of the officers or other employees of the Company or an Subsidiary including officers who are members of the Board of Directors of the Company.

     (g) Fair Market Value. The mean of the highest and lowest sales prices of Common Stock as reported on the consolidated tape of a national securities exchange on any relevant date for valuation, or, if there be no such sales, the mean of the highest and lowest sales prices of such Common Stock as so reported on the nearest preceding date upon which such sales took place. In the event the shares of Common Stock are no longer listed on a national securities exchange, the Fair Market Value of such shares shall be determined by the Committee in its sole discretion.

     (h) Grantee. Any individual (including an Employee) who in the opinion of the Board of Directors performs significant services for the benefit of the Company and who is granted an Option, a Restricted Stock Award and/or a SAR under the Plan.

     (i) Incentive Stock Option. A stock option granted by the Committee to a Grantee (who is an Employee) under the Plan which is designated by the Committee as an Incentive Stock Option and is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

     (j) Nonqualified Stock Option. A stock option granted by the Committee to a Grantee under the Plan, which is not designated by the Committee as an Incentive Stock Option.

     (k) Option. An Incentive Stock Option or Nonqualified Stock Option granted by the Committee to a Grantee under the Plan.

     (1) Option Expiration Date. The date on which an Option becomes unexercisable by reason of the lapse of time or otherwise.

     (m) Plan Administrator. The Controller or Assistant Controller of the Company or his designee.

     (n) Restricted Stock. Shares of Common Stock issued or transferred to a Grantee subject to the restrictions set forth in Section 4.2 hereof.

     (o) Restricted Stock Award. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

     (p) Restriction Period. The period of time determined by the Committee during which Restricted Stock is subject to the restrictions under the Plan.

     (q) Retirement. The termination of employment constituting retirement under the terms of any formal retirement plan of the Company or any of its Subsidiaries at or after the attainment of age 65.

     (r) Stock Appreciation Right ("SAR"). A right to earn additional compensation for the performance of future services, based on the stock market performance of the Common Stock.

     (s) SAR Expiration Date. The date on which a SAR becomes unexercisable by reason of the lapse of time or otherwise in accordance with the Plan.

     (t) Subsidiary. Any corporation (whether now or hereafter existing) of which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

1.3  Operation of the Plan

     (a) The Committee shall have authority, acting in its sole discretion, to grant to such Employees or any other individual, who in the opinion of the Board of Directors performs significant services for the benefit of the Company, as it may designate, Options, SARs, Restricted Stock Awards or any combination of such grants, on the terms and conditions hereinafter set forth. In the event an Option is granted, the Committee shall also have authority to determine whether such option is a Nonqualified Stock Option or Incentive Stock Option and whether a SAR shall be granted in connection with any such Option.

     (b) No member of the Committee shall be eligible nor shall any member at any time within one year prior to election as a member of the Committee have been eligible for the grant of an Option, a SAR or Restricted Stock Award under the Plan or for selection as a person to whom Common Stock may be allocated or to whom Stock Options or SARs may be granted pursuant to any other employee benefit plan of the Company or any Subsidiary entitling the participants therein to acquire Common Stock, Options or SARs of the Company or any Subsidiary.

1.4  Maximum Number of Shares

Notwithstanding anything contained herein to the contrary, the maximum number of shares of Common Stock available for issuance or transfer to all Grantees pursuant to the Plan shall be 5,000,000 shares; provided, however, that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Section 5.5 hereof. Shares of Common Stock issued under the Plan shall be, when issued, fully paid and nonassessable. The Common Stock available for issuance on transfer under the Plan shall be made available from shares now or hereafter held in the treasury of the Company or from authorized but unissued shares.


1.5  Individual Grant Limitation

The aggregate number of underlying shares of Common Stock issuable pursuant to grants of Options, SARs and/or Restricted Stock Awards to a particular individual pursuant to the Plan shall not exceed 500,000 shares of Common Stock during any fiscal year of the Company.


                            SECTION 2. Stock Options

2.1  Grant of Options

     (a) The Committee may grant Options to Grantees for the purchase of shares of Common Stock.

     (b) The purchase price per share of Common Stock under each Option shall be not less than 100 percent of the Fair Market Value per share of such stock on the date the Option is granted, as determined by the Committee, except as otherwise provided herein. An option may be exercised only when the Fair Market Value of the shares subject to the option exceeds the exercise price of the option.

     (c) Stock Options granted under the Plan may be exercised in any order, regardless of the date of grant or the existence of any outstanding Option except as otherwise provided herein.

2.2  Incentive Stock Option

     (a) Each Incentive Stock Option shall become exercisable by the Grantee in accordance with the following schedule:

                                            Cumulative Percentage of
                                                 Shares Covered by
      Completed Years                        Incentive Stock Option
    From Date of Grant                      Which May Be Exercised

  Less than 3 years . . . . . . . . . . .            0%
  3 but less than 4 years . . . . . . . .     Up to 50%
  Four or more years  . . . . . . . . . .    Up to 100%

     (b) At or prior to the time an Incentive Stock Option is granted, the Committee shall fix the term of such option which shall be not more than ten years from the date of grant. In the event the Committee takes no action to fix the term, such option shall expire seven years from the date of grant.

     (c) Anything in the Plan notwithstanding, the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year (under the Plan and any other Incentive Stock Option plans of the Company and its Subsidiaries or any "parent" corporation, as defined in Section 424(e) of the Code, of the Company (a "parent corporation") shall not exceed the sum of $100,000.

     (d) Anything in the Plan notwithstanding, an Incentive Stock Option shall not be granted to any Grantee who, at the time such Incentive Stock Option is granted, owns (including constructive ownership as described in Section 424(d) of the Code) shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, a Subsidiary or a parent corporation; provided, however, that this restriction shall not apply if, at the time such Incentive Stock Option is granted, (i) the per share exercise price of such Option is at least 110% of the Fair Market Value of the shares of Common Stock subject to such Option and (ii) such Option is by its terms not exercisable after the expiration of five years from the date of grant of such option.

     (e) The Grantee shall give prompt notice to the Company of any disposition of Common Stock acquired upon exercise of an Incentive Stock Option (and such information regarding such disposition as the Company may reasonably request) if such disposition occurs within either two years after the date of grant or one year of the receipt of such Common Stock by the Grantee.

2.3  Nonqualified Stock Options

     (a) Each Nonqualified Stock Option, unless otherwise established by the Committee, shall become exercisable by the Grantee in accordance with the following schedule:

                                            Cumulative Percentage of
                                                Shares Covered by
      Completed Years                       Nonqualified Stock Option
    From Date of Grant                       Which May Be Exercised

  Less than 2 years . . . . . . . . . . .            0%
  2 but less than 3 years . . . . . . . .     Up to 40%
  3 but less than 4 years . . . . . . . .     Up to 60%
  4 but less than 5 years . . . . . . . .     Up to 80%
  Five or more years  . . . . . . . . . .    Up to 100%

     (b) The Committee shall fix the term of each Nonqualified Stock Option which shall be not more than ten years from the date of grant. In the event no term is fixed, such term shall be ten years from the date of grant. The Committee may, from time to time, extend the Option Expiration Date of any Nonqualified Stock Option upon such terms and conditions as the Committee shall determine; provided, however, that no such extension or extensions shall extend the Nonqualified Stock Option for an aggregate period in excess of three years from the date of the original Option Expiration Date of such Nonqualified Stock Option and no such Nonqualified Stock Option shall be extended within six months after the date on which the Nonqualified Stock Option was originally granted or within six months prior to the Option Expiration Date of such Nonqualified Stock Option as the same may have been extended.

     (c) The Committee may grant to one or more holders of Nonqualified Stock Options, in exchange for their voluntary surrender and the cancellation of such Options and their corresponding SARs, if any, new Options having different Option prices than the Option prices provided in the Options so surrendered and cancelled and containing such other terms and conditions as the Committee may deem appropriate.

2.4  SARs Attached to Options

     (a) The Committee may award a SAR with respect to any shares covered by any Option granted under the Plan. Except as otherwise provided in this Section, the terms and procedures set out in Section 3.1 shall be applicable to SARs with respect to shares covered by a related Option.

     (b) Each SAR shall be subject to the same terms and conditions as the related Option with respect to date of expiration, difference between Fair Market Value on the Appreciation Date and the date of the award, limitations on transferability, and eligibility to exercise. When a SAR is awarded with respect to shares covered by a related Incentive Stock Option, such SAR may be exercised only when the Fair Market Value of the shares subject to the Option exceeds the exercise price of such option.

     (c) Any extension of the Option Expiration Date of a Nonqualified Stock Option shall also extend the related SAR, and any acceleration of the exercise date of an Option shall likewise accelerate the exercise date of the related SAR.

     (d) Upon the exercise of a SAR, the related Option shall cease to be exercisable as to the shares with respect to which such right was exercised and the related Option shall be considered to have been exercised to that extent. Upon the exercise or Option Expiration Date of a related Option, the SAR granted with respect thereto shall terminate.

2.5  Payment for Common Stock

     (a) Payment for shares of Common Stock purchased upon the exercise of an Option shall be made in cash, or, to the extent permitted by the Committee in its sole discretion, in shares of Common Stock valued at the then Fair Market Value thereof, or by a combination of cash and shares of Common Stock.

     (b) The Company may extend and maintain, or arrange for the extension and maintenance of, financing to any Grantee (including a Grantee who is a director of the Company) to purchase shares pursuant to exercise of an Option on such terms as may be approved by the Committee in its sole discretion. In considering the terms for extension or maintenance of credit by the Company, the Committee shall, among other factors, consider the cost to the Company of any financing extended by the Company.

     (c) The proceeds received by the Company from the sale of shares of Common Stock pursuant to the Plan will be used for general corporate purposes.


                   SECTION 3. Stock Appreciation Rights Awards

3.1  SAR Awards

     (a) The Committee shall have authority to award SARs to Grantees and to determine the number of SARs to be awarded to each Grantee.

     (b) The Committee shall have sole discretion to determine whether payment of SARs shall be made wholly in cash, wholly in shares of Common Stock or by a combination of cash and shares of Common Stock. In the event no action is taken by the Committee to determine the method of payment, the amount due shall be paid half in cash and half in shares of Common Stock. In the event shares of Common Stock are issued, the Committee shall fix the amount of consideration represented by the past services performed by the Grantee with respect to such shares.

     (c) The amount of additional compensation which may be received pursuant to the award of one SAR is the excess of the Fair Market Value of one share of Common Stock at the Appreciation Date over that on the date the SAR was awarded.

     (d) A Grantee may designate an Appreciation Date in accordance with the following schedule, unless otherwise changed by the Committee, by filing an irrevocable written notice with the Plan Administrator of the Company specifying the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded:

                                            Cumulative Percentage of
                                                SARs Awarded for
        Completed Years                     Which Appreciation Date
      From Date of Grant                          May Be Designated

   Less than 2 years  . . . . . . . . . .             0%
   2 but less than 3 years  . . . . . . .      Up to 40%
   3 but less than 4 years  . . . . . . .      Up to 60%
   4 but less than 5 years  . . . . . . .      Up to 80%
   Five or more years   . . . . . . . . .     Up to 100%

The Appreciation Date shall be the date the notice is received by the Plan Administrator.

     (e) In the event that a payment is made to a Grantee pursuant to a SAR in whole or in part in the form of shares of Common Stock, the shares shall be valued at their Fair Market Value on the Appreciation Date.

     (f) Except as otherwise provided in the case of SARs granted in connection with Options, the SAR Expiration Date shall be a date designated by the Committee which is not later than ten years after the date on which the SAR was awarded.

     (g) On the SAR Expiration Date, the SAR shall terminate, the amount of additional compensation represented thereby shall become zero, and all rights relating to the SAR shall expire.


                           SECTION 4. Restricted Stock

4.1  Restricted Stock Awards

     (a) The Committee shall have the authority (i) to grant Restricted Stock Awards, (ii) to issue or transfer Restricted Stock to Grantees, and (iii) to establish terms, conditions and restrictions in connection with the issuance or transfer of Restricted Stock, including the Restriction Period, which may differ with respect to each Grantee.

     (b) The Grantee of Restricted Stock shall execute and deliver to the Plan Administrator of the Company an Incentive Plan Agreement under Section 5.1 (a), an escrow agreement satisfactory to the Committee and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. The Committee shall then cause stock certificates registered in the name of the Grantee to be issued and deposited together with the stock powers with an escrow agent to be designated by the Committee. The Committee shall cause the escrow agent to issue to the Grantee a receipt evidencing any stock certificate held by it registered in the name of the Grantee.

4.2  Restrictions

     (a) Restricted Stock awarded to a Grantee shall be subject to the following restrictions until the expiration of the Restriction Period: (i) a Grantee shall be issued, but shall not be entitled to delivery of the stock certificate; (ii) the shares of Common Stock shall be subject to the restrictions on transferability set forth in Section 5.2; (iii) the shares of Common Stock shall be forfeited and the stock certificates shall be returned to the Company and all rights of the Grantee to such shares and as a shareholder shall terminate without further obligation on the part of the Company when an Employee leaves the employ of the Company prior to the expiration of the Restriction Period except in the case of Disability or death; and (iv) any other restrictions which the Committee may determine in advance are necessary or appropriate, including termination of Restricted Stock Awards to Grantees other than Employees.

     (b) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

4.3  Restriction Period

     The Restriction Period of Restricted Stock shall commence on the date of grant and unless otherwise established by the Committee in the Incentive Plan Agreement setting forth the terms of the award of Restricted Stock or advanced pursuant to Section 6.2(c), shall expire from time to time as that part of the Restricted Stock Award determined in accordance with the schedule set forth below; provided, however, in no event except pursuant to a determination by the Board of Directors or a committee of the Board, shall the Restriction Period with respect to any Restricted Stock Award issued under the Plan lapse in less than six months from the date of grant.

                                               Percentage of Each
                                            Restricted Stock Award
        Completed Years                       for Which Restriction
      From Date of Grant                            Period Expires

   Less than 5 years  . . . . . . . . . .           0%

   Five years   . . . . . . . . . . . . .         100%

4.4  Delivery of Shares of Common Stock

     Subject to Section 6.8, at the expiration of the Restriction Period, a stock certificate evidencing the Restricted Stock with respect to which the Restriction Period has expired (to the nearest full share) shall be delivered without charge to the Grantee, or his personal representative, free of all restrictions under the Plan.


              SECTION 5. Provisions Relating to Plan Participation

5.1  Plan Conditions

     (a) Each Grantee to whom an Option, SAR or Restricted Stock Award is granted under the Plan shall be required to enter into an Incentive Plan Agreement with the Company in a form provided by the Committee, including provisions that the Grantee (i) shall not disclose any trade or secret data or any other confidential information of the Company acquired during employment by the Company or a Subsidiary, or after the termination of employment or Retirement, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, and (iii) shall not interfere with the employment of any other Employee. Options, SARs and Restricted Stock Awards may contain such terms and conditions, not inconsistent with the Plan, as shall be determined from time to time by the Committee.

     (b) The Plan shall not create any employment rights in any Grantee and the Company shall have no liability for terminating the employment of a Grantee before the Grantee becomes entitled to designate an Appreciation Date with respect to any SAR, before the exercise date of an Option, or during the Restriction Period of any Restricted Stock.

5.2  Transferability

     (a) Unless otherwise determined by the Committee, Options, SARs, Restricted Stock Awards and Restricted Stock are not transferable other than by will or by the laws of descent and distribution. The Committee, in its sole discretion, may approve the issuance of Options which are transferable by the Grantee to members of his or her immediate family including trusts or partnerships which are solely for the benefit of such family members. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Grantee's will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

     (b) Only the Grantee or his guardian (if the Grantee becomes Disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, designate Appreciation Dates and receive cash payments and deliveries of shares of Common Stock or otherwise exercise rights under the Plan.

5.3  Rights as a Stockholder

     (a) A Grantee of an Option, SAR Award or Restricted Stock or a transferee of such Grantee shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate for such shares. Except as otherwise provided in Section 5.5, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     (b) A Grantee of Restricted Stock or a transferee of such Grantee shall, upon the date certificates for the Restricted Stock are issued, have all of the rights of a shareholder including the right to vote such shares and to receive dividends, subject however to the restrictions established by the Committee pursuant to Section 4.2.

5.4  Listing and Registration of Shares of Common Stock

     The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Option or pursuant to a SAR or Restricted Stock Award until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

5.5  Change in Stock and Adjustments

     (a) In the event the outstanding shares of the Common Stock, as constituted from time to time, shall be changed as a result of a change in capitalization of the Company, or a stock split or stock dividend or a combination, merger or reorganization of the Company into or with any other corporation or any other transaction with similar effects, there then shall be substituted for each share of Common Stock theretofore subject, or which may become subject, to issuance or transfer under the Plan, the number and kind of shares of Common Stock or other securities or other property into which each outstanding share of Common Stock shall be changed or for which each such share shall be exchanged and the Committee may make other equitable adjustments which it deems to be warranted.

     (b) In the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or other property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Options, SARs or Restricted Stock Awards, such adjustment shall be made in accordance with such determination. Any adjustment of an Incentive Stock Option under this paragraph shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h) (3) of the Code. The Committee shall give notice to each Grantee, and upon notice such adjustment shall be effective and binding for all purposes of the Plan.

     (c) In the event (i) the number of shares of Common Stock to be delivered upon the exercise in full of any Option granted under the Plan is reduced for any reason, (ii) any Option granted under the Plan can no longer under any circumstances be exercised, or (iii) shares awarded as Restricted Stock are forfeited, the number of shares no longer subject to such Option or forfeited shall thereupon be released and shall thereafter be available for new Option or SAR grants, or new Restricted Stock Awards under the Plan; provided, however, that a surrender of all or part of an Option pursuant to Section 2.4 shall not be considered a lapse or termination for purposes of this provision.

5.6  Termination of Employment and Death

     (a) If an Employee's employment is terminated for any reason whatsoever, any (i) Restricted Stock Awards or SARs granted pursuant to the Plan which are outstanding on the date of such termination, and all rights thereunder, shall wholly and completely terminate on such termination date; and (ii) Options granted pursuant to the Plan which are outstanding and exercisable on the date of such termination, and all rights thereunder, shall wholly and completely terminate 90 days after Employee's employment termination date, except as provided in items (b) and (c) below. The determination of termination of any Option or SAR grant to a Grantee other than an Employee prior to the grant designated expiration date is at the sole discretion of the Committee.

     (b) Upon the normal Retirement of an Employee:

          (i) any nonvested portion of any outstanding Restricted Stock, Option or SAR grant shall be cancelled and no further vesting will occur; and

          (ii) any portion of an Option or SAR grant which vested on or before the normal Retirement date shall expire on the earlier of

               (A) the Option Expiration Date or the SAR Expiration Date as the case may be, or

               (B) the expiration of three years from the normal Retirement date, or

               (C) one year from the date of death of a retiree in the event of death after normal Retirement.

     (c) Upon termination of employment as a result of death or Disability:

          (i) all outstanding grants of Restricted Stock, Options or SARs shall vest notwithstanding the original vesting schedule; and,

          (ii) any vested Option or SAR (including those vested pursuant to 5.6
          (c) (i) ) shall expire upon the earlier of a) the Option Expiration Date or SAR Expiration Date (as applicable) or b) the first anniversary of such termination.

     (d) Anything to the contrary herein notwithstanding, in no event shall an Incentive Stock Option terminate later than ten years after the date of grant.


                            SECTION 6. Administration

6.1  Effective Date and Grant Period

     The Plan shall become effective and shall be deemed to have been adopted on January 1, 1996 if within one year of such date it shall have been approved by holders of at least the majority of the outstanding Common Stock. No Options, SARs or Restricted Stock Awards may be granted under the Plan after ten years from the Effective Date.

6.2  Committee Authority

     (a) The Plan shall be administered by the Committee which shall consist of at least two or more members who meet the requirements of Section 162(m) of the Code and the rules and regulations promulgated thereunder. In addition to other authority granted to the Committee in the Plan, the Committee shall prescribe such forms and make such rules as it deems necessary for the proper administration of the Plan, shall correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any Option, SAR or Restricted Stock Award in the manner and to the extent the Committee deems desirable to carry the Plan, Option, SAR or Restricted Stock Award into effect.

     (b) The Committee may interpret or construe the Plan and any Option, SAR or Restricted Stock Award granted, and any interpretation or construction made by it in good faith shall be conclusive on the Company, its Subsidiaries, their successors and assigns, the Company stockholders, the participants in the Plan and their transferees, and other employees of the Company and its Subsidiaries.

     (c) The Committee shall have the authority to advance (i) the Grantee's right to designate an Appreciation Date for any SAR, (ii) the date on which an Option shall become exercisable by the Grantee, and (iii) the date on which the Restriction Period of any Restricted Stock shall expire; provided, however, that no Option shall be exercised, no Restriction Period shall expire, and no Appreciation Date shall be designated by an officer or director of the Company until the expiration of at least six months from the date of grant.

     (d) The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of all of its members. No members of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power of discretion given to him under the Plan, except if resulting from his own gross negligence or willful misconduct.


6.3  Funding

     Except as provided under Section 4.1(b), no provision of the Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Grantees shall have no rights under the Plan other than as unsecured general creditors of the Company except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

6.4  Withholding Taxes

     (a) Whenever shares of Common Stock are to be issued or delivered pursuant to the Plan, the Company shall have the right, in its sole discretion, to either
(i) require the Grantee to remit the Company or (ii) withhold from any salary, wages or other compensation payable by the Company to the Grantee, an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

     (b) With respect to shares received by a Grantee pursuant to the exercise of an Incentive Stock Option, if such Grantee disposes of any such shares within two years from the date of grant of such option or within one year after the transfer of such shares to the Grantee, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Grantee an amount sufficient to satisfy federal, state and local withholding tax requirements attributable to such disposition.

6.5  No Guarantee of Tax Consequences

     Neither the Company nor the Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person participating or eligible to participate hereunder.

6.6  Severability

     In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

6.7  Gender, Tense and Headings

     Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

6.8  Amendment and Termination

     (a) The Plan may be amended or terminated by the Board of Directors of the Company or a committee of such Board, by the affirmative vote of a majority of the directors or committee members in office, or by action of officers of the Company to whom such responsibility has been so delegated by the Board. The Plan, however, shall not be amended, without prior approval of the shareholders, to increase the number of shares which may be issued or transferred to Grantees or transferees, to modify the eligibility requirements of the Plan pertaining to Incentive Stock Options, to extend the right of the Committee to grant Options, SARs and Restricted Stock Awards beyond five years from the Effective Date, to reduce any Option price except to the extent authorized herein, or to alter any other feature of Incentive Stock Options as to which federal law requires shareholder approval as a condition for incentive stock option treatment.

     (b) No amendment or termination of the Plan shall impair any rights which have accrued under the Plan. However, any shares of Common Stock theretofore reserved for Options not granted prior to such termination and any shares that have been awarded as Restricted Stock that are forfeited shall be released.

     (c) The Plan shall be construed in accordance with the laws of the State of Texas, except as superseded by federal law, and in accordance with applicable provisions of the Code and regulations or other authority issued thereunder by the appropriate governmental authority.